SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Apogee Enterprises, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 10, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Apogee Enterprises, Inc. to be held at Wausau Window and Wall Systems, an Apogee business unit, 7800 International Drive, Wausau, Wisconsin, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 23, 2010.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to come before the meeting. During the meeting, time will be provided for a review of the activities of the past year and items of general interest about Apogee.

We hope that you will be able to attend the meeting, and we look forward to seeing you. Even if you plan to attend the meeting, we urge you to vote your shares either by Internet or mail as promptly as possible so your shares will be represented at the annual meeting. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the two ways to vote your shares can be found on the enclosed proxy form. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time (10:59 p.m. Central Daylight Time) on June 22, 2010. If you attend the meeting in person, you may at that time revoke any proxy previously given and vote in person, if desired.

Sincerely,

Russell Huffer
Chairman and Chief Executive Officer

APOGEE ENTERPRISES, INC.

7900 Xerxes Avenue South

Suite 1800

Minneapolis, MN 55431-1159

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on June 23, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Apogee Enterprises, Inc. will be held at Wausau Window and Wall Systems, an Apogee business unit, 7800 International Drive, Wausau, Wisconsin, commencing at 9:00 a.m. Central Daylight Time on Wednesday, June 23, 2010 for the following purposes:

1.	To elect two Class III directors for three-year terms ending in the year 2013;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 26, 2011; and

3.	To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed May 4, 2010 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2010 proxy statement and our fiscal 2010 Annual Report to Shareholders online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive a printed copy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 23, 2010: Our 2010 Proxy Statement and our Fiscal 2010 Annual Report to Shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Minneapolis, Minnesota

May 10, 2010

PROXY STATEMENT

i

ii

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 23, 2010

The Board of Directors of Apogee Enterprises, Inc. (“Apogee” or the “Company”) is soliciting proxies for use at our annual meeting of shareholders to be held on Wednesday, June 23, 2010, and at any adjournment of the meeting. We are first making the proxy statement and form proxy card and voting instructions available to our shareholders on or about May 11, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These include the election of directors and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during fiscal 2010 and the first quarter of fiscal 2011 and respond to questions from shareholders.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our fiscal 2010 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the annual meeting on the Internet.

Who is entitled to vote at the meeting?

The Board of Directors has set May 4, 2010 as the record date for the annual meeting. If you were a shareholder of record at the close of business on May 4, 2010, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 28,079,306 shares of common stock, par value $0.33-1/3, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, 28,079,306 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our Amended and Restated Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy via the Internet or by mail.

How do I vote my shares?

Your vote is important. Because many shareholders do not attend the meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record, you can give a proxy to be voted at the meeting in any of the following ways:

•	electronically via the Internet by following the “Vote by Internet” instructions on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card; or

•	by completing, signing and mailing the proxy card (if you received paper copies of our proxy materials).

The Internet voting procedure has been set up for your convenience. The procedure has been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy via the Internet, please refer to the specific instructions provided on the Notice or, if you received paper copies of our proxy materials, the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card in the enclosed postage-paid envelope to us before the annual meeting. If you are an employee and received our proxy statement and 2010 Annual Report to Shareholders electronically via the Internet at your company email address, you will only be able to give a proxy to be voted at the meeting electronically via the Internet as described below under “How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?”.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or other nominee how to vote your shares.

If you properly submit your proxy via the Internet or return your executed proxy by mail and do not revoke your proxy, it will be voted in the manner you specify.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate someone a proxy, you may also direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Three of our executive officers, Russell Huffer, James S. Porter and Patricia A. Beithon, have been designated as the proxies to cast the votes of our shareholders at our 2010 annual meeting.

What is a proxy statement?

A proxy statement is a document we are required to give you, or provide you access to, in accordance with the regulations of the SEC, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the NASDAQ Stock Market LLC (“NASDAQ”).

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction form provided by the broker, bank, trust or other nominee. Please refer to “How do I vote my shares?” on page 2.

How do I vote if my shares are held in the 401(k) retirement plan, employee stock purchase plan or other plans of Apogee?

If you hold any shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, your Internet proxy vote or completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received at least one day prior to the annual meeting in order to count. In accordance with the terms of our 401(k) retirement plan, the trustee will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least one day prior to the annual meeting. If you are a participant in our employee stock purchase plan, the plan custodian cannot vote your shares unless it receives timely instructions from you.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee and have a company email address, you will receive our proxy statement and annual report to shareholders electronically at your company email address instead of receiving paper copies of these documents or the Notice in the mail. The email will provide instructions and a control number to use to provide voting instructions to the plan trustee via the Internet. If you receive our proxy statement and annual report electronically, you may only provide voting instructions to the plan trustee via the Internet and you will not receive a proxy card that can be returned by mail. If you are an employee who received our proxy statement and 2010 Annual Report to Shareholders electronically and you wish to receive a paper copy of these materials you should contact:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice or proxy card, it means that you hold shares registered in more than one account in different names or variations of your name. To ensure that all of your shares are voted, if you submit your proxy vote via the Internet, vote once for each Notice or proxy card you receive, or sign and return each proxy card.

You may prefer to hold your shares in more than one account, and you are welcome to do so. However, some multiple accounts are unintentional and will occur if one stock purchase is made with a middle initial and a subsequent purchase is made without a middle initial. Please contact our Investor Relations Department at IR@apog.com, (877) 752-3432 (telephone) or (952) 487-7565 (facsimile) for information on how to merge your accounts.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may submit a proxy vote as described above, but you may not vote your plan shares in person at the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as Class III directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing two Class III directors, the two nominees for Class III director receiving the highest number of votes will be elected. As provided in our Corporate Governance Guidelines, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration. Our Nominating and Corporate Governance Committee will evaluate the best interests of Apogee and its shareholders and recommend to our Board of Directors the action to be taken with respect to that director’s offered resignation.

The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposal (provided that the total number of shares voted in favor of the proposal constitutes more than 25% of our outstanding shares).

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for our Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter from which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal. We will not count abstentions as either for or against a director nominee, so abstentions have no effect on the election of a director; however, if a majority of our shares that are voted at the meeting are designated to be “withheld” from a director nominee’s election, then such director nominee shall offer his or her resignation to our Nominating and Corporate Governance Committee for consideration, as described above under “What vote is required for the election of directors or for a proposal to be approved?”.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters. Your broker or other nominee has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. Your broker or other nominee does not have discretionary authority to vote your shares on the election of directors if your broker or other nominee does not receive voting instructions from you.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc., our tabulating agent, will tabulate the votes and act as independent inspector of election.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the director nominees; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 26, 2011.

What if I do not specify how I want my shares voted?

If you submit your proxy via the Internet or a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the director nominees;

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 26, 2011; and

•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to February 24, 2010.

Can I change my vote after submitting my proxy or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting a later-dated proxy to our Corporate Secretary;

•	by submitting a later-dated proxy via the Internet; or

•	by voting in person at the meeting.

If you hold your shares in street name, you should contact your broker, bank, trust or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

If you hold shares in our 401(k) retirement plan, employee stock purchase plan or other plans of Apogee, you may revoke your proxy and change your voting instructions at any time, but not less than one day before the annual meeting, in any of the following ways:

•	by sending a written notice of revocation to the plan trustee or plan custodian;

•	by submitting a later-dated voting instruction or proxy to the plan trustee or plan custodian; or

•	by submitting a later-dated voting instruction or proxy via the Internet.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote via the Internet, by mail or in person, (1) all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or expressly permitted by a shareholder; and (2) voting tabulations are performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you may also be asked to present proof of ownership to be admitted to the meeting. A recent statement from your broker, or letter from your bank, trust or other nominee are examples of proof of ownership.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokers and other nominees for forwarding proxy materials to the beneficial owners of our shares.

We are soliciting proxies primarily by mail and email. In addition, some of our officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview, email or telegram. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Subject to reasonable constraints of time, topics and rules of order, you may direct comments to or ask questions of our Chairman and Chief Executive Officer during our Annual Meeting of Shareholders. In addition, you may communicate directly with any director by writing to:

Apogee Directors

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431-1159

Attention: Corporate Secretary

Directors@apog.com

Our Corporate Secretary will promptly forward to the Board of Directors or the individually named directors all relevant written communications received at the above addresses. Our Board has requested certain communications that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail, mass mailings, product inquiries, new product suggestions, resumes and other forms of employment inquiries, surveys and business solicitations or advertisements. All other written communications will be reviewed by our Corporate Secretary in conjunction with the Chair of our Nominating and Corporate Governance Committee for relevance to Board activities, and after such review, our Corporate Secretary will promptly forward all relevant written communications to the Board or the individually named directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our common stock outstanding as of May 4, 2010, the record date for our 2010 Annual Meeting of Shareholders, by persons known to us to own more than 5% of our common stock. Unless otherwise indicated, the named holders have sole voting and investment power with respect to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	% of Common Stock Outstanding
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, CA 94403	2,469,250	8.8%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	2,239,235	8.0%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,163,529	7.7%
State Street Corporation (4) State Street Financial Center One Lincoln Street Boston, MA 02111	1,510,405	5.4%

(1)

We have relied upon the information supplied by Franklin Resources, Inc. (“Franklin”) in a Schedule 13G furnished to us reporting information as of December 31, 2009. Direct or indirect subsidiaries of Franklin serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of Franklin exercise sole investment discretion over 2,469,250 shares, in the aggregate, held as of December 31, 2009. Of the shares reported, the subsidiaries of Franklin possessed sole voting power over 2,369,350 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of Franklin, may be deemed to be the beneficial owners of securities held by entities advised by Franklin subsidiaries. Franklin, Franklin subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. disclaim beneficial ownership of the shares of our common stock.

(2)

We have relied upon the information supplied by BlackRock, Inc. (“BlackRock”) in a Schedule 13G furnished to us reporting information as of December 31, 2009. Effective December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (the “BGI Entities”). As a result, BlackRock filed an amendment to the Schedule 13G previously filed by the BGI Entities informing us that BlackRock is a parent holding company or control person and has sole investment discretion and voting power over the shares reported.

(3)

We have relied upon information supplied by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G furnished to us reporting information as of December 31, 2009. Of the shares reported, Vanguard had sole investment discretion with respect to 2,119,019 shares and shared investment discretion and sole voting power with respect to 44,510 shares, and Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, serving as an investment manager of collective trust accounts, was the beneficial owner and directed the votes of 44,510 shares.

(4)

We have relied upon information supplied by State Street Corporation (“State Street”) in a Schedule 13G furnished to us reporting information as of December 31, 2009. Of the shares reported, State Street and certain of its wholly owned subsidiaries had shared investment discretion and voting power over all such shares. State Street disclaims beneficial ownership of the shares of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of May 4, 2010, the record date for our 2010 Annual Meeting of Shareholders, by each of our directors, each of our executive officers named in the Summary Compensation Table (our “Named Executive Officers”) and by all of our directors and executive officers as a group.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Held (#)(1)(2)		Shares Underlying Options Exercisable Within 60 Days (#)(3)	Total Beneficial Ownership (#)	% of Common Stock Outstanding	Phantom Stock/ Performance Share Units (#)		Total Stock-Based Ownership (#)(4)
Non-Employee Directors
Bernard P. Aldrich	5,870		46,867	52,737	*	38,181	(5)	90,918
Jerome L. Davis	4,870		38,632	43,502	*	16,688	(5)	60,190
Sara L. Hays	4,870		31,025	35,895	*	19,150	(5)	55,045
John T. Manning	5,870	(6)	35,383	41,253	*	4,869	(5)	46,122
James L. Martineau (7)	115,908		59,441	175,349	*	—		175,349
Robert J. Marzec	6,203		35,383	41,586	*	9,857	(5)	51,443
Stephen C. Mitchell	15,719		16,072	31,791	*	—		31,791
Richard V. Reynolds	4,870		25,383	30,253	*	13,567	(5)	43,820
David E. Weiss	12,741		35,383	48,124	*			48,124
Named Executive Officers
Patricia A. Beithon	145,913		54,928	200,841	*	30,008	(8)	230,849
Russell Huffer	408,865	(9)	150,133	558,998	2.0	105,819	(8)	664,817
Gary R. Johnson	41,629		11,000	52,629	*	9,564	(8)	62,193
James S. Porter	103,502	(10)	23,100	126,602	*	37,099	(8)	163,701
Gregory A. Silvestri	39,590		—	39,590	*	37,927	(8)	77,517
All directors and executive officers as a group (14 persons)	916,420		562,730	1,479,150	5.2	322,729		1,801,879

*	Indicates less than 1%.
(1)

Unless otherwise indicated, the individuals listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge. For our non-employee directors, the number indicated includes shares of restricted stock issued to the named individual pursuant to our 2009 Non-Employee Director Stock Incentive Plan. For our executive officers, the number of shares indicated includes shares issued to the named individual pursuant to our Amended and Restated 1987 Partnership Plan (the “Legacy Partnership Plan”), our Amended and Restated 2002 Omnibus Stock Incentive Plan, our 2009 Stock Incentive Plan, our employee stock purchase plan and our 401(k) retirement plan.

(2)

Includes the following shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan: 4,870 for each of Messrs. Aldrich, Davis, Manning, Martineau, Marzec, Mitchell, Reynolds and Weiss, and Ms. Hays; and 43,830 shares for all executive officers and directors as a group. Includes the following shares issued to our Named Executive Officers:

Named Executive Officers	Shares Issued Pursuant to Legacy Partnership Plan	Shares Issued Pursuant to Amended and Restated 2002 Omnibus Stock Incentive Plan		Shares of Restricted Stock Issued Pursuant to 2009 Stock Incentive Plan
		Performance Shares	Shares of Restricted Stock
Patricia A. Beithon	10,383	9,625	6,860	11,020
Russell Huffer	23,286	32,422	33,079	43,504
Gary R. Johnson	2,887	3,389	2,102	3,383
James S. Porter	5,574	11,629	8,289	13,800
Gregory A. Silvestri	—	12,165	8,421	13,800
All directors and executive officers as a group (14 persons)	42,130	69,230	58,751	85,507

All shares of restricted stock held pursuant to our 2009 Non-Employee Director Stock Incentive Plan, all shares held pursuant to our Legacy Partnership Plan, all Performance Shares and shares of restricted stock held pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan, and all shares of restricted stock held pursuant to our 2009 Stock Incentive Plan are subject to future vesting conditions and the holders of such shares have no investment power over such shares.

(3)	Includes shares underlying stock options exercisable currently or within 60 days of May 4, 2010.
(4)	The amounts in this column are derived by adding the amounts in the “Total Beneficial Ownership (#)” and the “Phantom Stock/Performance Share Units (#)” columns of the table.
(5)

Includes phantom stock units, each representing the value of one share of our common stock, that are attributable to accounts in our Deferred Compensation Plan for Non-Employee Directors, which is described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 26.

(6)	Includes 1,000 shares held by Mr. Manning’s wife.
(7)	Mr. Martineau will retire from our Board effective as of our 2010 Annual Meeting of Shareholders.
(8)

Includes performance share units awarded pursuant to our Amended and Restated 2002 Omnibus Stock Incentive Plan and 2009 Stock Incentive Plan which will only be earned if predetermined goals for a three-year performance period are met. Each performance share unit represents one share of our common stock.

(9)	Includes 32,560 shares held by Mr. Huffer’s wife, as to which he disclaims beneficial ownership.
(10)	Includes 350 shares held by Mr. Porter’s children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of our securities to file initial reports of ownership of those securities on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the SEC. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any failure to timely file the required reports by these dates. Based solely on our review of the copies of these reports received by us and written representations from our directors and executive officers, we believe that our directors and executive officers complied with all Section 16(a) filing requirements for the fiscal year ended February 27, 2010, except that Mr. Huffer filed one late Form 4 with respect to a sale of shares held by him in our 401(k) retirement plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Articles of Incorporation provide that the Board of Directors will be divided into three classes of directors of as nearly equal size as possible. Our articles further provide that the total number of directors will be determined exclusively by our Board of Directors. The term of each class of director is three years, and the term of one class expires each year in rotation. At this year’s annual meeting, the terms of our Class III directors will expire. Currently, we have ten directors and three Class III directors; however, Mr. Martineau, who currently serves as a Class III director with a term expiring at our 2010 Annual Meeting of Shareholders, will retire after 37 years of service on our Board. Our Board of Directors has determined to decrease the size of the Board to nine directors, with three directors serving in Class I, four directors serving in Class II and two directors serving in Class III. Jerome L. Davis and Richard V. Reynolds are the current Class III directors who have been nominated for re-election to the Board. The Class III directors elected at the annual meeting will serve until the 2013 Annual Meeting of Shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected.

We have no reason to expect that any of the nominees will fail to be a candidate at the annual meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director, proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies.

The Board of Directors recommends that you vote FOR the two Class III nominees for director. Unless authority for one or more of the nominees is withheld, proxies will be voted FOR the election of each of Messrs. Davis and Reynolds as Class III directors for a three-year term expiring at the 2013 Annual Meeting of Shareholders.

The nominees for election as directors and the directors whose terms of office will continue after the annual meeting have provided information about themselves in the following section. New SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. This discussion is provided in a separate paragraph titled “Key Attributes, Experience and Skills” below the “Biography” paragraph in the following section. All of our directors possess the minimum qualities and skills described under “Criteria for Board Membership” on page 19.

Class III Directors – Nominees for Terms Expiring in 2013

JEROME L. DAVIS, age 55

Biography – Vice President of Food & Retail for Waste Management, Inc., a provider of comprehensive waste management services in North America. Our director since 2004. Chair of our Finance and Enterprise Risk Committee and member of our Nominating and Corporate Governance Committee.

Prior to joining Waste Management, Inc. in 2010, Mr. Davis was President of Jerome L. Davis & Associates, LLC, an executive coaching and leadership development firm, from 2006 through 2009. He served as Executive Vice President and Managing Director of the Executive Leadership and High Performance Practice of TBM Consulting Group, a Lean and Six Sigma consulting firm, from 2007 to 2008. He worked for Electronic Data Systems, a business technology services company, as Global Vice President, Service Excellence from 2003 to 2005 and in various other capacities from 2001 to 2003, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis worked for Maytag Corporation, a home and commercial appliance company, as President and Executive Officer of Maytag’s Commercial Solutions Division from 1999 to 2001 and as Senior Vice President of Sales and Corporate Officer of Maytag’s Appliances Division from 1998 to 1999. Mr. Davis also worked for Frito Lay, a global food company, from 1992 to 1998, serving as Vice President of National Accounts and Area Vice President. Prior to joining Frito Lay, Mr. Davis held various sales and marketing positions with Proctor & Gamble, a global consumer products company.

Key Attributes, Experience and Skills – Mr. Davis brings extensive expertise and insight to our Board in the areas of marketing and sales, strategy development, international business, leadership development, succession planning, executive compensation and information technology. His role on the board of GameStop Corp. has provided him with public company board and corporate governance experience.

Other Directorships Since 2005 – Director of GameStop Corp.

RICHARD V. REYNOLDS, age 61

Biography – Lieutenant General, U.S. Air Force, retired. Principal of Van Fleet Group, LLC, a privately held aeronautical consulting firm. Our director since 2006. Member of our Audit Committee and Finance and Enterprise Risk Committee.

Mr. Reynolds retired from the U.S. Air Force in 2005 after 34 years of service, having served as Vice Commander, Air Force Material Command from 2003 to 2005; Commander, Aeronautical Systems Center of U.S. Air Force Material Command from 2001 to 2003; Commander, Air Force Flight Test Center of U.S. Air Force Material Command from 1998 to 2001; Program Executive Officer, Airlift and Training of the U.S. Air Force Program Executive Office from 1996 to 1998 and various other leadership positions from 1971 to 1996. Mr. Reynolds formed Van Fleet Group, LLC in 2006. He also served as Senior Manager/Senior Business Advisor of Bearing Point, Inc., an international management and technology consulting firm, from 2006 to 2009.

Key Attributes, Experience and Skills – Mr. Reynolds’ service in senior leadership positions in the U.S. Air Force provides valuable business, leadership and management experience, including expertise in government contracting and procurement, risk assessment and mitigation, supply chain and logistics management, information technology and leadership development. Mr. Reynolds also has private company and non-profit board experience.

Class I Directors – Terms Expiring in 2011

ROBERT J. MARZEC, age 65

Biography – Retired Audit Partner of PricewaterhouseCoopers LLP, an international public accounting firm. Our director since 2005. Chair of our Audit Committee and member of our Nominating and Corporate Governance Committee.

Mr. Marzec retired from PricewaterhouseCoopers LLP in 2002 after spending 36 years in its Assurance and Business Advisory Services (financial and regulatory reporting division). He held various leadership and audit positions, including Managing Partner of the Minneapolis office of PricewaterhouseCoopers LLP from 1991 to 1998.

Key Attributes, Experience and Skills – Mr. Marzec has extensive public accounting and auditing experience at public, private and non-profit organizations and has a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, mergers and acquisitions, and international business. During his service at PricewaterhouseCoopers LLP and on boards at other public and mutual companies, Mr. Marzec gained broad knowledge of many different companies and industries, and public company board and corporate governance practices.

Other Directorships Since 2005 – Director of Medtox Scientific, Inc. Formerly a director of Health Fitness Corporation.

STEPHEN C. MITCHELL, age 66

Biography – President and Chief Operating Officer of The Knight Group LLC, a firm providing services for the start-up and management of new ventures, and Vice Chairman of Knight Facilities Management, Inc., a company providing facilities management services for industrial and commercial buildings worldwide. Our director since 1996. Our Lead Director, Chair of our Nominating and Corporate Governance Committee and member of our Compensation Committee.

Mr. Mitchell has more than 35 years of leadership experience in the facilities management and commercial construction industries, serving as Vice Chair of Knight Facilities Management, Inc. since 1995 and as President and Chief Operating Officer of Lester B. Knight & Associates, a company that provided engineering, architectural and management consulting services in connection with the planning, design and construction of advanced technology research and development and manufacturing facilities and other commercial buildings, from 1975 to 2001. Mr. Mitchell has provided consulting services to new business ventures as President and Chief Operating Officer of Knight Group LLC since 2001.

Key Attributes, Experience and Skills – Mr. Mitchell’s 35 years of service in senior leadership positions at privately held companies in the facilities management and commercial construction industries provides valuable business, management and leadership experience, including expertise in strategy development, construction project management, building technology, international business, leadership development and succession planning. His role on another public company board provides him with public board and corporate governance experience.

Other Directorships Since 2005 – Director of Landauer, Inc.

Class I Directors – Terms Expiring in 2011

DAVID E. WEISS, age 66

Biography – Retired Chairman, President and Chief Executive Officer of Storage Technology Corporation, a publicly-held developer, manufacturer and distributor of data storage solutions for the management, retrieval and protection of business information. Our director since 2005. Member of our Audit Committee and Compensation Committee.

Mr. Weiss has 33 years of leadership experience in the computer and information technology industry, serving as Chairman, President and Chief Executive Officer of Storage Technology Corporation from 1996 to 2000 and in other executive positions with Storage Technology Corporation from 1991 to 1996, including Chief Operating Officer, Executive Vice President, Senior Vice President for Marketing and Vice President – Global Marketing. Prior to joining Storage Technology Corporation, Mr. Weiss worked in various engineering management positions with IBM Corporation, a global computer and information technology company, from 1967 to 1991.

Key Attributes, Experience and Skills – As Chairman, President and Chief Executive Officer of Storage Technology Corporation, Mr. Weiss led a global public company and public company board. Through his service at Storage Technology Corporation and IBM Corporation, he gained expertise in the areas of business operations, strategy development, information technology, mergers and acquisitions, financial management, leadership development and succession planning, executive compensation, marketing, investor relations and corporate governance.

Other Directorships Since 2005 – Formerly a director of Incentra Solutions, Inc.

Class II Directors – Terms Expiring in 2012

BERNARD P. ALDRICH, age 60

Biography – Retired Chief Executive Officer and President of Rimage Corporation, a publicly-held designer and manufacturer of on-demand publishing and duplicating systems for CD and DVD – recordable media. Our director since 1999. Chair of our Compensation Committee and member of our Nominating and Corporate Governance Committee.

Mr. Aldrich retired as President, Chief Executive Officer and a director of Rimage Corporation in 2009 after 12 years of service in those capacities. Prior to joining Rimage Corporation in 1997, he served as President of several manufacturing companies controlled by Activar, Inc., an industrial plastics and construction supply company, from 1995 to 1996. Mr. Aldrich served as President of Colwell Industries, a company that designs, manufactures and distributes color merchandising tools, from 1992 to 1994 and as Chief Financial Officer of Advance Machine Co., a manufacturer and supplier of equipment for the commercial floor care industry, from 1973 to 1991.

Key Attributes, Experience and Skills – Mr. Aldrich has 13 years of public company operational experience, eight years of private company operational experience and 18 years of private company financial management experience. In addition to leading companies, he has a background and expertise in manufacturing operations, financial management, global markets, executive compensation, leadership development and corporate governance. Mr. Aldrich also has recent experience leading a public company board.

Other Directorships Since 2005 – Formerly a director of Rimage Corporation.

SARA L. HAYS, age 45

Biography – Managing Director, Operations and General Counsel and member of the Executive Committee of Wrightwood Capital LLC, a real estate finance and investment company. Our director since 2005. Member of our Audit Committee and Finance and Enterprise Risk Committee.

Prior to joining Wrightwood Capital LLC in 2005, Ms. Hays served as Senior Vice President and General Counsel from 2001 to 2005 and as Vice President and General Counsel from 2000 to 2001 of Hyatt Hotels Corporation, a worldwide hotel and timeshare company. She served as General Counsel from 1997 to 2000 and as Development Counsel from 1994 to 1997 for Hyatt Development Corporation, a worldwide hotel and timeshare property development company. Ms. Hays was in private practice with the law firm of Coffield Ungaretti & Harris from 1989 to 1994.

Key Attributes, Experience and Skills – Ms. Hays is an attorney and has served as general counsel to corporations for 13 years managing legal, regulatory and other business risks. She is very familiar with a broad range of legal, regulatory, compliance and other corporate governance issues. Ms. Hays has 16 years of experience in the commercial building development and financing industry and commercial construction industry. In addition, she has significant mergers and acquisitions experience. Ms. Hays also has private company and non-profit board experience.

Class II Directors – Terms Expiring in 2012

RUSSELL HUFFER, age 60

Biography – Chairman and Chief Executive Officer of Apogee. Our director since 1998.

Since joining Apogee in 1986, Mr. Huffer has held various leadership positions. He became our Chief Executive Officer and President in 1998 and our Chairman in 1999. He served as President of our Glass Technologies segment from 1996 to 1998 and as Vice President and General Manager of Viracon, Inc., our largest subsidiary, from 1986 to 1996. Prior to joining Apogee, he held various management and operational positions at Guardian Industries Corp., a global manufacturer of float glass, fabricated glass, fiberglass insulation and other building materials, from 1980 to 1986 and Ford Motor Company, a global manufacturer of automotive vehicles, from 1978 to 1980.

Key Attributes, Experience and Skills – As our Chairman and Chief Executive Officer for more than 10 years and with 30 years experience in the glass industry, Mr. Huffer brings a deep knowledge of Apogee, our business units and operations, and the glass industry to our Board. He also presents management’s views and perspectives. In addition, his role on the board of Hutchinson Technology Incorporated has provided him with other public company board experience.

Other Directorships Since 2005 – Director of Hutchinson Technology Incorporated.

JOHN T. MANNING, age 61

Biography – Retired Vice Chairman and Audit Partner of BDO Seidman LLP, the U.S. member firm of the BDO International network, an international public accounting firm. Our director since 2005. Member of our Audit Committee and Compensation Committee.

Mr. Manning retired from BDO Seidman LLP in 2000 after 27 years of service. During his tenure with BDO Seidman LLP (and its affiliate, BDO International), he worked in various management positions for 12 years, including Vice Chairman from 1995 to 1999, Managing Partner of the Richmond, Virginia office from 1990 to 1991, and various management positions in the international headquarters in Brussels, Belgium from 1992 to 1995. Prior to moving into management with BDO Seidman LLP, Mr. Manning spent 15 years providing auditing services to BDO Seidman’s clients.

Key Attributes, Experience and Skills – Mr. Manning has extensive public accounting, auditing and management experience. During his tenure at BDO Seidman LLP, he gained broad knowledge of many different industries, including a specialty in the commercial construction industry, and experience working with public, private and not-for-profit boards. Mr. Manning has a background and expertise in financial management, strategic planning, information technology, leadership development, risk assessment and mitigation, human resources, and international operations. Mr. Manning also has experience serving on public and private company boards.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to maintaining exemplary corporate governance, the highest standard of ethical conduct, and full compliance with the laws, rules and regulations that govern our businesses.

Corporate Governance Web Site

Information relative to our corporate governance is available on our web site at www.apog.com by clicking on “Governance.” This information includes:

•	Board of Directors – Background, Experience and Independence

•	Board Committees – Current Members and Committee Charters

•	How to Communicate with Directors

•	Management – Background and Experience

•	Our Code of Business Ethics and Conduct

•	Our Corporate Governance Guidelines

•	Our Amended and Restated Bylaws

•	Our Restated Articles of Incorporation

We will provide copies of any of the foregoing information without charge upon written request to Corporate Secretary, Apogee Enterprises, Inc., 7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota 55431-1159.

Code of Business Ethics and Conduct and Hotline

Our Board has adopted our Code of Business Ethics and Conduct, which is a statement of our high standards for ethical behavior and legal compliance. The Code governs the manner in which we conduct business. All of our employees, including our executive officers, and all members of our Board of Directors are required to comply with the Code. A copy of our Code of Business Ethics and Conduct is available on our web site at www.apog.com by clicking on “Governance,” then “Code of Conduct,” then “Code of Conduct – English.”

All employees are required to promptly report all known or suspected violations of our Code of Business Ethics and Conduct and applicable laws, including, without limitation, concerns about accounting, internal controls or auditing matters. We provide a Code of Business Ethics and Conduct Hotline that is available 24 hours a day, seven days a week by web link and telephone with live operators who can connect to translators in multiple languages. Individuals can make reports anonymously. The Hotline is managed by an outside vendor who is not affiliated with us. We prohibit retaliation action against any employee who in good faith reports a known or suspected violation of our Code of Business Ethics and Conduct or applicable laws and regulations, including concerns about accounting, internal controls or auditing matters.

Corporate Governance Guidelines

Our Corporate Governance Guidelines embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices in corporate governance. Our Corporate Governance Guidelines outline the role, composition, qualifications, operation and other policies applicable to our Board. Our Corporate Governance Guidelines provide the framework within which directors and management can effectively pursue our objectives for the benefit of our shareholders. Our Guidelines are reviewed at least annually and revised as necessary to continue to reflect best corporate governance practices. The full text of our Guidelines, as last amended by our Board in April 2010, may be found on our web site at www.apog.com by clicking on “Governance,” then “Corporate Governance Guidelines.”

Board Independence

Under our Corporate Governance Guidelines, a substantial majority of the directors on our Board, and all members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent. Each year, in accordance with NASDAQ rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards.

With the assistance of legal counsel to the Company, our Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee member independence. In making its independence recommendation, our Nominating and Corporate Governance Committee reviewed a summary of the answers to annual questionnaires completed by each Board member regarding employment, business, familial, compensation and other relationships with Apogee and our management. On the basis of this review, our Nominating and Corporate Governance Committee reported on its review to our Board of Directors. After reviewing the information presented to it, the Board made its independence determination based upon our Nominating and Corporate Governance Committee’s review and recommendation and the related supporting information.

Based on this review, our Board of Directors has determined that the following non-employee directors are independent and have no material relationship with us except serving as a director or shareholder: Bernard P. Aldrich, Jerome L. Davis, Sara L. Hays, John T. Manning, Robert J. Marzec, Stephen C. Mitchell, Richard V. Reynolds and David E. Weiss. Our Board of Directors has determined that Russell Huffer and James L. Martineau are not independent because Mr. Huffer serves as our Chairman, President and Chief Executive Officer and Mr. Martineau, who will retire from our Board effective as of our 2010 Annual Meeting of Shareholders, served as our Executive Vice President until 1998 and as a consultant to us until fiscal 2002, and his daughter-in-law is employed by one of our subsidiaries in a sales capacity as described under the heading “Certain Relationship and Transaction with Director” on page 58.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board has discretion to combine or separate the offices of Chairman of the Board and Chief Executive Officer. Our Board makes this determination considering what it believes is in the best interests of the Company and its shareholders in light of the circumstances existing at that time, recognizing that circumstances can change. Currently, Mr. Huffer serves as both Chairman of the Board and Chief Executive Officer. Since the position of Chairman of the Board is not held by an independent director, our Company has appointed a Lead Director since 2006. Currently, Mr. Mitchell, Chair of our Nominating and Corporate Governance Committee, serves as our Lead Director.

At this time, the Board believes there are a number of important advantages to Mr. Huffer’s service as both Chairman of the Board and Chief Executive Officer. Mr. Huffer is the director most familiar with our business and industry and best suited to lead discussions on our strategy, day-to-day operations and other matters affecting our business. Combining the positions of Chairman of the Board and Chief Executive Officer establishes a single point of leadership and authority for our Board and management, creates a firm link between management and our Board, and facilitates efficient preparation for Board meetings.

The role of Lead Director is an important part of the leadership structure of our Board and Company. The duties of Lead Director include presiding at all meetings of our Board at which our Chairman is not present, including executive sessions of our non-employee directors and independent directors; serving as a liaison between our Chairman and our non-employee directors; working with management to develop and approve agendas for meetings of our Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; establishing guidelines for management on the quality, quantity and timeliness of information sent to our Board; calling meetings of our non-employee directors; recommending to our Chairman the retention of outside advisors and consultants who report directly to our Board on board-wide issues; and, if requested by shareholders, ensuring that he or she is available for consultation and direct communication. Since our Lead Director may call for an executive session of our non-employee directors at any time and has joint control over the Board agendas, our Board believes having a non-independent chairperson does not limit its ability to have open exchanges of views and to address any issues the Board chooses, independently of our Chairman. In addition, much of the work of our Board is conducted through its Committees, all of which are chaired by independent directors.

Executive Sessions of the Board

During each regular Board meeting, our non-employee directors meet in executive session without our Chairman and Chief Executive Officer or any other member of management being present. Our Lead Director presides at such sessions. Our Lead Director may call for an executive session of non-employee directors or independent directors at any time. In addition, at least twice annually, our non-employee directors who meet the independence requirements of the NASDAQ listing standards meet in executive session without any director who does not meet such independence requirements or any member of management being present. During fiscal 2010, our non-employee directors met in executive session five times, and our non-employee directors who meet the independence requirements of the NASDAQ listing standards met in executive session four times.

Outside Advisors

Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. Our Board does not need to obtain management’s consent to retain outside advisors.

Board Effectiveness

Our Board of Directors performs an annual self-assessment, led by the Chair of our Nominating and Corporate Governance Committee, to evaluate its effectiveness in fulfilling its obligations. Our Nominating and Corporate Governance Committee annually conducts individual performance reviews of our directors whose terms are expiring at that year’s annual meeting of shareholders.

Stock Ownership Guidelines for Non-Employee Directors

Our Board of Directors believes that non-employee directors should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for directors in 2002. The guidelines encourage share ownership by our directors in an amount having a market value of three times the annual Board retainer (currently $120,000) to be achieved within five years of first being elected as a director. In calculating share ownership of our non-employee directors, we include shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan and phantom stock units under our Deferred Compensation Plan for Non-Employee Directors, but do not include unexercised stock options. As of February 26, 2010, the last trading day of fiscal 2010, all our directors met our stock ownership guidelines.

Policy Regarding Service on Other Boards

Our Board of Directors has established a policy that restricts our directors from serving on the boards of directors of more than four other publicly-held corporations unless approved by a majority of the directors of our Board.

Policy Regarding Attendance at Annual Meetings

Our Board of Directors does not have a formal policy regarding attendance at annual meetings of shareholders; however, our Board members are expected, but not required, to attend such meetings. Last year all of our directors attended our annual meeting of shareholders.

Retirement Policy

Our Board of Directors has established a policy that, unless otherwise approved by a majority of our directors, no individual may be nominated to serve as a director if the term of service would expire more than one year after such individual’s 70th birthday.

Procedures for Shareholder Recommendations or Nominations of Director Candidates

A shareholder who wishes to recommend a director candidate to our Board for nomination by our Board at our annual meeting or for vacancies of our Board that arise between meetings must provide the Nominating and Corporate Governance Committee with sufficient written documentation to permit a determination by our Board as to whether such candidate meets the required and desired director selection criteria set forth in our Corporate Governance Guidelines and the factors discussed below under the heading “Criteria for Board Membership”. Such documentation and the name of the director candidate must be sent by U.S. mail to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Our Corporate Secretary will send properly submitted shareholder recommendations to the Chair of our Nominating and Corporate Governance Committee for consideration at a future committee meeting.

Alternatively, shareholders may directly nominate a person for election to our Board of Directors by complying with the procedures set forth in our Amended and Restated Bylaws and the rules and regulations of the SEC. Shareholders may request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders. Any shareholder nominations of director candidates for the 2011 election of directors should be submitted to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders no later than February 23, 2011.

Criteria for Board Membership

It is the responsibility of our Nominating and Corporate Governance Committee to develop qualification criteria for Board members, evaluate potential candidates and to recommend to the full Board nominees for election as directors. Our Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Our Corporate Governance Guidelines outline our director qualification standards. Director candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stakeholders. Candidates must also have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. We endeavor to have our Board represent diverse skills and experience at policy-making levels in aspects of business relevant to our activities. Our Board strives for Board membership that is diverse in gender, ethnicity, age and geographic location. In addition, director candidates must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on our Board for an extended period of time.

Our Nominating and Corporate Governance Committee considers recommendations of director candidates made by current directors, an independent search firm, if one is engaged, senior management and our shareholders. Director candidates recommended by shareholders in compliance with the procedures described above under the heading “Procedures for Shareholder Recommendations or Nominations of Director Candidates” and who meet the criteria outlined above will be evaluated by our Nominating and Corporate Governance Committee in the same manner as nominees proposed by other sources. We did not receive any recommendations from shareholders of director candidates for election at our 2010 Annual Meeting of Shareholders.

Our Nominating and Corporate Governance Committee’s procedure for reviewing the qualifications of all nominees for Board membership include making a preliminary assessment of each proposed nominee, based upon his or her resume and biographical information, his or her willingness to serve, and other background information, business experience and leadership skills, all to the extent available and deemed relevant by our Nominating and Corporate Governance Committee. All director candidates who continue in the process are then interviewed by members of our Nominating and Corporate Governance Committee and a majority of our other current directors. Our Nominating and Corporate Governance Committee makes recommendations to our Board for inclusion in the slate of director nominees at an annual or special meeting of shareholders, or for appointment by our Board to fill a vacancy. Prior to recommending a director to stand for re-election for another term, our Nominating and Corporate Governance Committee applies its director candidate selection criteria, including a director’s past contributions to our Board, effectiveness as a director and desire to continue to serve as a director. In addition, our Nominating and Corporate Governance Committee conducts an individual director performance evaluation of each director whose term is expiring at that year’s annual meeting of shareholders and who has expressed an interest in standing for re-election. Our Board, Board committee and individual director evaluation processes established by our Nominating and Corporate Governance Committee are an important determinant for Board tenure.

Board Meetings

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer, Chief Financial Officer and other executive officers, by reviewing materials provided to them by management, by visiting our offices, manufacturing facilities and project job sites, and by participating in meetings of our Board and Board committees.

During fiscal 2010, our Board of Directors met eight times. Each director attended more than 75% of the regularly scheduled and special meetings of our Board and Board committees on which he or she served during fiscal 2010.

Board Committees

We have four standing Board committees: Audit, Compensation, Finance and Enterprise Risk, and Nominating and Corporate Governance.

The table below identifies the members of each Board committee and the number of meetings and executive sessions held during fiscal 2010. Except as noted, each committee member has served on the indicated committee throughout fiscal 2010 and will continue to serve on the indicated committee through the 2010 Annual Meeting of Shareholders.

Name	Audit Committee	Compensation Committee	Finance and Enterprise Risk Committee	Nominating and Corporate Governance Committee
Bernard P. Aldrich		C		M
Jerome L. Davis			C	M
Sara L. Hays	M		M
Russell Huffer
John T. Manning	M	M(1)	(2)
James L. Martineau(3)			M
Robert J. Marzec	C			M
Stephen C. Mitchell		M		C
Richard V. Reynolds	M		M
David E. Weiss	M(4)	M		(5)
Fiscal 2010 Meetings	9	6	4	4
Fiscal 2010 Executive Sessions	4	5	4	3

C = Committee Chair                            M = Committee Member

(1)	Mr. Manning has served as a member of our Compensation Committee since our 2009 Annual Meeting of Shareholders.
(2)	Mr. Manning served as a member of our Finance and Enterprise Risk Committee until our 2009 Annual Meeting of Shareholders.
(3)	Mr. Martineau will retire from our Board effective as of our 2010 Annual Meeting of Shareholders.
(4)	Mr. Weiss has served as a member of our Audit Committee since our 2009 Annual Meeting of Shareholders.
(5)	Mr. Weiss served as a member of our Nominating and Corporate Governance Committee until our 2009 Annual Meeting of Shareholders.

Audit Committee

Our Audit Committee oversees our financial reporting process (including our system of financial controls, internal audit procedures and independent registered public accounting firm); oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices; and assesses and establishes policies and procedures to manage our financial reporting and internal control risk. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and evaluates the firm’s qualifications, performance and independence. Our Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. It also oversees our internal audit function and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters.

Our Audit Committee is governed by a Board-approved charter, which was last amended in April 2010. A copy of the Audit Committee charter, as amended, may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Audit Committee.”

Our Board of Directors has determined that each member of our Audit Committee meets the independence and experience requirements of the NASDAQ listing standards and the SEC. Our Board of Directors has identified John T. Manning and Robert J. Marzec to be audit committee financial experts under the rules of the SEC.

Compensation Committee

Our Compensation Committee is responsible for establishing our executive compensation philosophy and compensation programs that comply with this philosophy; determining the compensation of our executive officers and other members of senior management; administering our stock incentive plans in which our employees participate; administering our annual cash incentive plans for executive officers and other members of senior management; and administering our deferred compensation plans for our executive officers and other members of senior management. It administers our 2009 Stock Incentive Plan, Amended and Restated 2002 Omnibus Stock Incentive Plan, Amended and Restated 1997 Omnibus Stock Incentive Plan, Legacy Partnership Plan, Executive Management Incentive Plan, Officers’ Supplemental Executive Retirement Plan (“Legacy SERP”) and Deferred Incentive Compensation Plan. Our Compensation Committee regularly reviews its decisions on compensation for our Chief Executive Officer with the full Board prior to communicating those decisions to our Chief Executive Officer.

Our Compensation Committee is governed by a Board-approved charter, which was last amended in April 2010. A copy of the Compensation Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Compensation Committee.”

Our Board of Directors has determined that each member of our Compensation Committee is independent, as defined by the NASDAQ rules. In addition, each Compensation Committee member is a “non-employee” director, as defined in the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Finance and Enterprise Risk Committee

Our Finance and Enterprise Risk Committee is responsible for overseeing our financial strategy, long-range financial objectives, financial condition, company-wide information technology strategy and enterprise risk management processes. It makes recommendations to our Board of Directors with respect to our financial policies and standards, new or amended credit facilities and other forms of indebtedness for borrowed money, appropriate debt limits, financing arrangements, share repurchase programs, stock splits, quarterly dividend declarations and issuances of equity and debt securities for the purpose of raising capital. It also oversees our compliance with financial covenants contained in our credit facility and other long-term debt, reviews our annual capital budget, and oversees our process for evaluating and approving capital expenditure projects. Our Finance and Enterprise Risk Committee provides oversight for our overall enterprise risk management function, including our operational, financial, business, information technology, overall enterprise risk and risk related insurance programs. In addition, our Finance and Enterprise Risk Committee oversees the selection, implementation and financing of material company-wide information technology systems.

Our Finance and Enterprise Risk Committee is governed by a Board-approved charter, which was last amended in April 2010. A copy of the Finance and Enterprise Risk Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Finance and Enterprise Risk Committee.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee periodically assesses our compliance with our Corporate Governance Guidelines; reviews our organizational structure and succession plans; makes recommendations to our Board regarding the composition and responsibilities of our Board committees; determines the compensation for directors; administers our 2009 Non-Employee Director Stock Incentive Plan and Deferred Compensation Plan for Non-Employee Directors; annually conducts a review of the performance of our Board committees and Board as a whole; and annually conducts a performance review of our directors whose terms are expiring at that year’s annual meeting of shareholders and who have expressed an interest in standing for re-election. It also annually conducts a review of the performance of our Chief Executive Officer, which includes soliciting assessments from all non-employee directors, and reviews the results of such performance review with members of our Compensation Committee and our entire Board. In addition, our Nominating and Corporate Governance Committee recommends new director nominees to our Board and considers qualified nominees recommended by shareholders. It determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Our Nominating and Corporate Governance Committee is also responsible for establishing and implementing procedures to identify and review the qualifications of all nominees for Board membership, including nominees recommended by our shareholders.

Our Nominating and Corporate Governance Committee is governed by a Board-approved charter, which was last amended in April 2010. A copy of the Nominating and Corporate Governance Committee charter may be found on our web site at www.apog.com by clicking on “Governance,” then “Committee Composition/Charters” and then “Nominating and Corporate Governance Committee.”

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent, as defined by the NASDAQ rules.

Risk Oversight by the Board of Directors

Our Board executes its overall responsibility for risk management directly and through its Committees, as follows:

•

Our Audit Committee has primary responsibility for risks relating to the reliability of our financial reporting processes, system of internal controls and compliance program. Our Audit Committee receives quarterly reports from management, our independent registered public accounting firm and internal audit partner regarding our financial reporting processes, internal controls and public filings. Our Audit Committee also receives quarterly updates from our General Counsel regarding Code of Business Ethics and Conduct issues and reports on litigation, legal claims and other legal compliance concerns.

•

Our Compensation Committee, with assistance from its independent compensation consultant, oversees risks associated with its areas of responsibility, including the risks associated with our compensation programs, policies and practices with respect to both executive compensation and compensation generally.

•

Our Finance and Enterprise Risk Committee has primary responsibility for overseeing our enterprise risk management processes, focusing on our operational, financial, business, information technology and overall enterprise risk and risk-related insurance programs. Our Finance and Enterprise Risk Committee’s meeting agendas include discussions of risk areas and our risk mitigation and control practices throughout the year.

•

Our Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including the risks associated with succession planning, non-employee director compensation and corporate governance practices.

Our Board is kept abreast of the risk oversight efforts by our Committees through reports to our full Board by our Committee Chairs presented at each quarterly meeting of our Board. Our Board considers specific risk topics, including risks associated with our strategic plan, mergers and acquisitions, and market risks. In addition, as part of our annual strategic review of each of our business units, our Board discusses the risks and exposures of each business unit.

We believe that our Board leadership structure, as described under the heading “Board Leadership Structure” on page 17, supports the risk oversight function of our Board. While the offices of Chairman of the Board and Chief Executive Officer are currently combined, strong independent directors chair our Committees involved with risk oversight, there is open communication between management and our directors, and all of our directors are actively involved in the risk oversight function.

Compensation Risk Analysis

In February 2010, our Compensation Committee, with the assistance of its independent compensation consultant, established processes for assessing risk in our compensation plans, practices and policies and applied these processes to all fiscal 2010 and proposed fiscal 2011 material incentive compensation plans. In performing this risk assessment, our Compensation Committee considered the mix of fixed and variable compensation, the mix of short-term and long-term incentive compensation, the extent to which performance metrics are directly reflected in our audited financial statements or other objective reports, the relative weighting of the performance metrics, and the likelihood that achievement of performance metrics could have a material impact on our financial performance in succeeding fiscal periods. In addition, our Compensation Committee considered various compensation risk control mitigation features in our compensation plans, including balanced financial performance metrics, multiple financial performance metrics for our annual cash incentive and long-term equity incentive plans, different financial performance metrics for our annual cash incentive and long-term equity incentive plans, appropriate maximum caps on our annual cash incentive and long-term incentive plans, and management stock ownership guidelines. Our Compensation Committee will annually assess the risk of our compensation programs, policies and practices.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Arrangements During Fiscal 2010 and 2011

Our Nominating and Corporate Governance Committee is responsible for establishing compensation for our Board members. We target compensation for service on our Board and Board committees generally at the median for board services at companies in our peer group of companies, using the same peer group used for executive compensation purposes and described under the heading “Competitive Market Defined” on page 30. Generally, our Nominating and Corporate Governance Committee reviews and discusses the compensation data and analysis provided by the independent compensation consultant retained to advise it on matters related to compensation for our Board members. Our Chairman and Chief Executive Officer participates in the discussions on compensation for our Board members and makes recommendations. Our Nominating and Corporate Governance Committee generally makes its own recommendations to our Board regarding Board and Board committee compensation, and our Board approves Board and Board committee compensation, based on the recommendations of our Nominating and Corporate Governance Committee. Directors who are our employees receive no additional compensation for serving on our Board.

The following table describes the compensation arrangements with our non-employee directors for fiscal 2010 and 2011.

Compensation	Fiscal 2010	Fiscal 2011
Annual Cash Retainers(1)
Board Member	$40,000	40,000
Lead Director	12,000	12,000
Audit Committee Chair	30,000	30,000
Audit Committee Member	15,000	15,000
Compensation Committee Chair	20,000	20,000
Compensation Committee Member	10,000	10,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Nominating and Corporate Governance Committee Member	5,000	5,000
Finance and Enterprise Risk Committee Chair	20,000	20,000
Finance and Enterprise Risk Committee Member	10,000	10,000

Deferred Compensation Plan for Non-Employee Directors	10% match until December 31, 2009; 0% thereafter.	No match.

Charitable Matching Grant Program for Non- Employee Directors	$2,000 maximum aggregate annual match.	$2,000 maximum aggregate annual match.

Group Medical and Dental Insurance Plan	Participation on the same terms as employees through December 31, 2009; no participation thereafter.	No participation.

Equity Grant	An annual three- year time-based restricted stock award.	An annual three- year time-based restricted stock award.

(1)	We reimburse directors for travel and lodging expenses incurred in connection with our Board and Board committee meetings, meetings of our shareholders and traveling to visit our operations.

Fiscal 2010 Non-Employee Director Compensation Table

The following table shows the compensation paid to our non-employee directors for fiscal 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard P. Aldrich	65,000	63,505	20,377	148,882
Jerome L. Davis	65,000	63,505	9,529	138,034
Sara L. Hays	65,000	63,505	14,659	143,164
John T. Manning	65,000	63,505	5,581	134,086
James L. Martineau	50,000	63,505	3,191	116,696
Robert J. Marzec	75,000	63,505	8,413	146,918
Stephen C. Mitchell	72,000	63,505	3,191	138,696
Richard V. Reynolds	65,000	63,505	11,819	140,324
David E. Weiss	61,667	63,505	3,191	128,363

(1)

Includes cash retainers deferred by non-employee directors under our Deferred Compensation Plan for Non-Employee Directors, as further described under the heading “Deferred Compensation Plan for Non-Employee Directors” on page 26. The table below sets forth the amount of cash retainers deferred by our non-employee directors under our Deferred Compensation Plan for Non-Employee Directors with respect to fiscal 2010.

Name	Deferred Compensation Plan for Non-Employee Directors ($)
Bernard P. Aldrich	65,000
Jerome L. Davis	16,250
Sara L. Hays	65,000
John T. Manning	16,250
James L. Martineau	—
Robert J. Marzec	18,750
Stephen C. Mitchell	—
Richard V. Reynolds	48,750
David E. Weiss	—

(2)

The amounts in this column are calculated based on the fair market value of our common stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director received a time-based restricted stock award of 4,870 shares on June 24, 2009. The table below sets forth, as of February 27, 2010, the end of fiscal 2010, certain information with respect to shares of restricted stock and options to purchase shares of our common stock held by our non-employee directors. All such stock options were fully exercisable as of such date.

	Shares of Restricted Stock		Stock Options
Name	Aggregate Number of Shares of Restricted Stock (#)	Total Number of Restricted Stock Awards (#)	Aggregate Number of Stock Options (#)	Total Number of Stock Option Awards (#)
Bernard P. Aldrich	4,870	1	46,867	6
Jerome L. Davis	4,870	1	38,632	5
Sara L. Hays	4,870	1	31,025	4
John T. Manning	4,870	1	35,383	5
James L. Martineau	4,870	1	59,441	8
Robert J. Marzec	4,870	1	35,383	5
Stephen C. Mitchell	4,870	1	16,072	2
Richard V. Reynolds	4,870	1	25,383	3
David E. Weiss	4,870	1	35,383	5

(3)

This column includes the 10% matching contributions and dividend equivalents paid on phantom stock units pursuant to our Deferred Compensation Plan for Non-Employee Directors, dividends paid on shares of restricted stock issued pursuant to our 2009 Non-Employee Director Stock Incentive Plan, matching contributions pursuant to our Charitable Matching Contributions Program for Non-Employee Directors, and the Company’s portion of premiums under our group medical and dental insurance plans. The table below sets forth the amounts contributed or paid by the Company for our non-employee directors pursuant to such plans with respect to fiscal 2010.

Name	10% Matching Contribution under our Deferred Compensation Plan for Non- Employee Directors ($)	Dividend Equivalents Paid on Phantom Stock Units Held in our Deferred Compensation Plan for Non-Employee Directors ($)	Dividends Paid on Shares of Restricted Stock Issued Pursuant to our 2009 Non- Employee Director Stock Incentive Plan ($)	Matching Contribution under our Charitable Matching Contribution Program for Non- Employee Directors ($)	Company Portion of Group Medical and Dental Premiums ($)	Total All Other Compensation ($)
Bernard P. Aldrich	6,500	10,686	1,191	2,000	—	20,377
Jerome L. Davis	1,625	4,713	1,191	2,000	—	9,529
Sara L. Hays	6,500	4,968	1,191	2,000	—	14,659
John T. Manning	1,625	1,265	1,191	1,500	—	5,581
James L. Martineau	—	—	1,191	2,000	—	3,191
Robert J. Marzec	1,875	2,811	1,191	2,000	536	8,413
Stephen C. Mitchell	—	—	1,191	2,000	—	3,191
Richard V. Reynolds	4,875	3,217	1,191	2,000	536	11,819
David E. Weiss	—	—	1,191	2,000	—	3,191

Restricted Stock Awards

Restricted stock awards to non-employee directors are issued pursuant to our shareholder-approved 2009 Non-Employee Director Stock Incentive Plan. Each non-employee director receives a time-based restricted stock award on the date he or she is first elected to our Board and annually on the date of our annual meeting of shareholders if his or her term continues after such meeting. The number of shares of restricted stock subject to the award is determined by our Board of Directors, after recommendation by our Nominating and Corporate Governance Committee and consideration of various factors, including our performance, market data and trends, performance by our Board as a whole and the equity-based compensation received by non-employee directors approximating the 50th percentile of our peer group of companies. Each restricted stock award vests on the third anniversary of the date of the award.

Deferred Compensation Plan for Non-Employee Directors

Our non-employee directors may elect to participate in our Deferred Compensation Plan for Non-Employee Directors. This plan was adopted by our Board of Directors in October 1998 and approved at our 1999 Annual Meeting of Shareholders to encourage our non-employee directors to continue to make contributions to the growth and profits of Apogee and to increase their ownership of shares of our common stock, thereby aligning their interests in the long-term success of Apogee with that of our other shareholders. Under the plan, participants may defer a portion of their annual retainer and meeting fees into deferred stock accounts. We matched 10% of amounts deferred on or before December 31, 2009. The plan was amended to eliminate the 10% Company match on amounts deferred by our non-employee directors under such plan after December 31, 2009. Each participating director receives a credit of shares of our common stock in an amount equal to the amount deferred divided by the fair market value of one share as of the crediting date. These accounts also are credited, as of the crediting date, with an amount equal to the dividend paid on one share of our common stock multiplied by the number of shares credited to each account. Participating directors may elect to receive the amounts credited to their accounts at a fixed date, at age 70 or following death or retirement from our Board of Directors. The amounts will be paid out in the form of shares of our common stock (plus cash in lieu of fractional shares) either in a lump sum or in installments, at the participating director’s election. This plan is an unfunded, book-entry, “phantom stock unit” plan, as no trust or other vehicle has been established to hold any shares of our common stock. During fiscal 2010, Messrs. Aldrich, Davis, Manning, Marzec and Reynolds and Ms. Hays participated in this plan.

Charitable Matching Contributions Program for Non-Employee Directors

Under our Charitable Matching Contribution Program for Non-Employee Directors, we match cash or publicly-traded stock contributions made by our non-employee directors to cultural, educational, social, medical or health-related charitable organizations that are exempt from federal income tax and qualify as a charity to which individuals can make a tax-deductible contribution. The maximum aggregate amount that we will match under the program is $2,000 per eligible non-employee director per calendar year.

Group Medical and Dental Insurance Plan

From October 2004 through December 2009, our non-employee directors could elect to participate in our group welfare plan, which provides medical and dental insurance coverage to our employees. Non-employee directors could obtain single or family medical and dental insurance coverage on the same terms as our employees. Our non-employee directors paid the employee’s portion of the insurance premium, and we paid the employer portion of the insurance premium. Our Board discontinued the participation of our non-employee directors in our group medical and dental insurance plans, effective as of January 1, 2010. During fiscal 2010, none of our non-employee directors participated in our group medical insurance plan; and only Messrs. Marzec and Reynolds participated in our group dental insurance plan.

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section with management. Based on its review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2010 proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

Compensation Committee of the Board of Directors of Apogee

Bernard P. Aldrich, Chair	Stephen C. Mitchell
John T. Manning	David E. Weiss

Compensation Discussion and Analysis

Introduction

Our compensation Committee (the “Committee”) establishes our overall executive compensation philosophy and oversees the design and administration of our executive compensation plans, programs and practices. The Committee establishes the compensation for our Chief Executive Officer and reviews and approves the compensation for our other Named Executive Officers, other executive officers and senior management.

The primary elements of our executive compensation program are:

•	Base salary,

•	Annual cash incentive compensation, and

•	Long-term equity incentive compensation, which we currently deliver using time-based restricted stock and performance share units awards.

Our executive compensation program also includes customary employee benefits, such as health and welfare benefits, retirement programs, a deferred compensation program and limited perquisites. All the elements of our executive compensation program are described under the heading “Principal Compensation Program” on pages 32 through 35.

The Committee uses the guidelines outlined below in establishing and administering our executive compensation program.

•	Base salaries are targeted to be competitive and at the 50th percentile, in general, relative to competitive market practices.

•

Total compensation is designed to include a mix of both fixed and variable compensation elements, with an emphasis on variable compensation to motivate executives to achieve both short- and long-term business and financial goals and provide alignment with our shareholders.

•

Total compensation is designed to include a mix of short- and long-term incentives, with a heavier weighting on long-term incentives to motivate executives to achieve short-term annual results in a way that will build and sustain our long-term viability and success.

•

Our annual cash incentive and long-term equity incentive programs generally are designed to utilize multiple and different financial and business performance metrics and have appropriate maximum caps and other compensation risk mitigation features.

•	A significant portion of our executive compensation is designed to be long-term equity compensation to provide alignment with our shareholders.

•	Advice from an independent compensation consultant retained by the Committee is an important consideration in establishing and administering our executive compensation program.

•

Compensation data from our peer group of companies and executive compensation surveys is utilized by the Committee to identify competitive compensation practices and competitive positioning for our executives.

•

A risk assessment of our compensation programs, practices and policies conducted by the Committee with the assistance of the Committee’s independent compensation consultant, is an important consideration in designing our compensation programs and the risk mitigation factors included in our programs.

General Compensation Objectives

Compensation Philosophy and Program Objectives

The Committee has established the following objectives for our executive compensation program:

•	Attract, motivate and retain executive talent.

•	Reward outstanding performance and offer total direct compensation that is competitive with the market.

•	Pay for sustainable performance in a changing environment.

•	Promote the achievement of long-term sustained performance and strategic objectives that our Board and management believe will lead to long-term growth in shareholder value.

•

Provide total direct compensation at the prevailing market median when Apogee’s performance is at target level, below the median if Apogee’s performance is below target level and above the median when Apogee’s performance is above target level.

•

Provide a flexible compensation package that maintains a strong link between executive pay and performance, recognizes entrepreneurial style and achievement, reinforces the importance of high-quality products and custom services, and reflects the cyclical nature of our business and the industries in which Apogee competes.

•	Provide shareholder alignment.

•

Align the interests of executive officers and shareholders by making annual cash incentive and long-term equity incentive compensation largely dependent upon the achievement of specified financial performance goals by Apogee as a whole or our business units.

•

Align the interests of executive officers and shareholders by having long-term incentive compensation that provides an opportunity for a meaningful equity position in Apogee and wealth creation opportunities.

Our executive compensation philosophy is intended to provide flexible, yet consistent guidance to the Committee to assist in making decisions annually.

Compensation Elements and Determination Factors

The table below provides an overview of the elements, purpose and determination factors of the three primary compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary	Attract and retain executive officers through competitive pay and benefit programs	Annual subjective performance evaluation of executive’s leadership and achievement of individual business objectives, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary – fixed bi-weekly cash payments

Annual Cash Incentive Compensation	Create an incentive for the achievement of pre-defined annual business objectives

For target bonus award opportunities percentages – competitive market data and trends and internal equity among positions within the Company with similar responsibilities

For actual bonus payouts – performance against pre-established criteria in the annual cash incentive plan and annual subjective performance evaluation of executive’s leadership and achievement of individual business objectives

Annual variable cash bonus

Long-Term Equity Incentive Compensation	Align the interests of executive officers with shareholders and to focus on sustained performance, entrepreneurial style and high-quality products and services while creating appropriate retention incentives through the use of multi-year vesting schedules

Annual award – annual subjective performance evaluation of executive’s leadership and achievement of individual business objectives, company performance, market data and trends, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards – internal equity among positions within the Company with similar responsibilities and market data and trends

Annual award – delivered using approximately 60% performance share unit awards and approximately 40% time-based restricted stock awards

New hire, promotion and special awards – time-based restricted stock awards

Compensation Process

The Committee considers each element of compensation outlined above, both individually and collectively, when evaluating compensation adjustments and the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Committee may also apply discretion in determining specific compensation levels of individual executives. The compensation program is evaluated annually taking into consideration changes to our business strategy and plans.

The Committee sets the elements of compensation for our Chief Executive Officer, taking into consideration our Board of Directors’ review and assessment of our Chief Executive Officer’s performance, and competitive market data from the Committee’s independent compensation consultant. Our Chief Executive Officer does not participate in the determination of his own compensation. The Committee reviews our Chief Executive Officer’s compensation with our full Board prior to communicating compensation decisions to our Chief Executive Officer.

The Committee also considers recommendations regarding the level of compensation paid to our other Named Executive Officers, other executive officers and senior management when compared to competitive market data, and seeks input from our Chief Executive Officer and the Committee’s independent compensation consultant. In addition, our Chief Executive Officer assesses each of our other Named Executive Officer’s contributions to our business and his or her ability to execute on our long-term strategy when making recommendations to the Committee regarding compensation, but he cannot unilaterally implement compensation changes for any of our Named Executive Officers or other executives reporting directly to him.

Compensation Review

The Committee uses a compensation “tally sheet” to review total direct compensation (base salary, annual cash incentive compensation and long-term equity incentive awards), perquisites, other elements of executive compensation, broad-based employee benefits and wealth accumulation through Company equity and retirement plans for our Named Executive Officers. However, the Committee does not use tally sheets to make individual compensation decisions for the Named Executive Officers and does not generally consider compensation earned in prior years in establishing the elements of compensation for the current fiscal year. The Committee also reviews its compensation consultant’s independent analyses of compensation for our Named Executive Officers and other executive officers and senior management based on the Committee’s independent compensation consultant’s information on comparable positions relying on both published survey sources and company proxy statement data to determine our competitive positioning relative to the competitive market.

Competitive Market and Compensation Positioning

Use of Independent Compensation Consultant

The Committee retained Pearl Meyer & Partners to provide advice regarding compensation program design, competitive practices, market trends, peer group composition and compensation for our Chief Executive Officer, other executive officers and other members of senior management. Pearl Meyer & Partners is independent of our Company and does not provide any other services to our Company beyond those requested by the Committee. As requested from time to time, Pearl Meyer & Partners may also provide advice to our Nominating and Corporate Governance Committee with respect to reviewing and structuring the compensation program for our Board of Directors. Pearl Meyer & Partners reports directly to the Committee. Pearl Meyer & Partners does not establish compensation levels for our executives. Pearl Meyer & Partners regularly attends the meetings of the Committee.

Competitive Market Defined

The Committee uses a combination of peer group companies and manufacturing and general industry executive compensation surveys to identify competitive market compensation practices and our overall competitive position for our executives. The Committee relies on its independent compensation consultant to review and develop a set of appropriate peer group companies and to identify and use appropriate executive compensation survey sources.

The selection criteria identified for determining and/or reviewing the Company’s peer group generally include:

•	Companies with revenue within a range similar to that of Apogee.

•	Companies in the same or similar GICS code as Apogee or its business units.

•	Companies with business model similarity, which may include the following:

•	Provides coatings for special purposes (i.e., protective, UV, etc.),

•	Construction materials, primarily for commercial or industrial application,

•	Specialized/customized product lines,

•	Heavy-duty manufacturing operations and project-directed manufacturing,

•	Project-based businesses,

•	Revenues generated primarily in the United States (U.S. sales greater than 60%),

•	Inclusion in the prior-year peer group, to help ensure year-over-year consistency (where appropriate),

•	Market capitalization to revenue ratio (greater than 0.4), and

•	Geographic location (to a lesser degree).

During fiscal 2009, using the selection criteria outlined above, the Committee identified a peer group consisting of 22 companies (the “Peer Group”). All of the companies in the Peer Group meet four or more of the selection criteria outlined above. The Committee re-evaluated the Peer Group during fiscal 2010 and decided not to make any changes to the Peer Group. The 22 companies in our Peer Group include:

Actuant Corporation	Insituform Technologies, Inc.
Azz incorporated	Lydall, Inc.
CLACOR, Inc.	Mueller Water Products, Inc.
Columbus McKinnon Corporation	NCI Building Systems, Inc.
Daktronics, Inc.	Polaris Industries Inc.
Donaldson Company, Inc.	Quaker Chemical Corporation
Eagle Materials Inc.	Quanex Building Products Corporation
EnPro Industries, Inc.	Tennant Company
Graco Inc.	Thomas & Betts Corporation
Griffon Corporation	The Toro Company
H.B. Fuller Company	Valmont Industries, Inc.

The Committee, with the assistance of its independent compensation consultant, will periodically review the Peer Group in order to maintain its appropriateness for future compensation comparison purposes, and will review and validate the selection criteria to ensure it is in line with our business strategies.

The Committee also reviews the survey source(s) used for corporate and business unit positions annually to ensure they appropriately represent size-specific manufacturing organizations and provide reasonable and reliable compensation data.

Positioning of Compensation

Our executive compensation competitive targeting strategy is as follows:

Compensation Element	Positioning
Base Salary	Target at the 50th percentile, in general, relative to competitive market practices; above median base salary for unique qualifications, substantial contributions and/or internal value to the Company

Annual Cash Incentive Compensation	Target generally slightly below the 50th percentile for target total cash compensation (base salary plus annual incentive at the target payout level). Above target performance results in maximum actual total cash compensation that is slightly above the 50th percentile and below target performance results in threshold actual total cash compensation that is generally at or below the 25th percentile

Long-Term Equity Incentive Compensation	Target generally at or slightly above the 50th percentile for target performance and up to the 75th percentile for maximum performance

Actual pay levels can be above or below the targeted level depending on factors such as individual performance, experience, tenure, internal equity, executive potential and other factors. In general, the Committee desires to balance general internal and external equity but reserves the right to use its discretion, when necessary, to recruit executive officers and/or retain executive officer talent.

Principal Compensation Program

Base Salary

Base salary reflects the fixed portion of the overall compensation package and is the base amount from which other compensation elements are determined, such as target annual cash and long-term equity incentive compensation award opportunities, benefits and retirement savings opportunities. Annual base salary increases generally are effective in May of each year. In determining whether to award base salary increases, the Committee considers individual performance, experience, tenure, competitive market data and trends, internal equity, executive potential and the Company’s business outlook.

Annual Cash Incentive Compensation

Our annual cash incentive compensation program is designed to reward short-term performance results and generally is based on achievement of objective corporate and business unit financial goals. Our annual cash incentive awards to all our Named Executive Officers are generally made pursuant to our Amended and Restated Executive Management Incentive Plan (the “Executive MIP”), a shareholder-approved plan under which executive officers designated by the Committee may receive annual cash incentive compensation. The Executive MIP was adopted to ensure the tax deductibility of the annual cash incentive compensation that may be earned by our Named Executive Officers. The terms of our Executive MIP are discussed under the heading “Executive MIP” below.

Executive MIP. Our Executive MIP is an incentive compensation program in which our executive officers may participate at the discretion of the Committee that provides participating executive officers with annual incentive awards based on the attainment of one or more predetermined, objective performance goals related to Apogee as a whole, a specific business unit, or any combination thereof, during a particular fiscal year. The goals for officers participating in our Executive MIP must be based on one or more specific sets of business criteria set forth in our Executive MIP, and the goals may differ for individual participants.

Our Executive MIP is designed to be an annual bonus “pool” plan. Within 90 days after the commencement of each fiscal year, the Committee establishes a bonus pool equal to a percentage of one or more performance factors from a list of approved factors set forth in our Executive MIP. The Committee selects participants from an eligible group of senior executives of the Company to participate in a fiscal year’s plan. The Committee then assigns a percentage of the bonus pool to each participating executive, with the total percentage not to exceed 100% for any given year. This establishes the maximum award payout for any individual participant in our Executive MIP for the current fiscal year; however, no one individual payout can exceed $1,500,000 in any given fiscal year. After the annual bonus pool has been established, the percentage of the bonus pool assigned to participants and performance goals have been determined, the annual cash incentive awards can only be adjusted downward based on actual performance achievement relative to one or more additional predetermined, objective performance goals.

After the annual maximum pool has been set, the Committee establishes the threshold, target and maximum annual cash incentive award metrics based on the annual operating plan approved by our Board. The annual cash incentive for each of our Named Executive Officers is determined as a percentage of base salary and as a percentage of the annual bonus pool established under our Executive MIP. Once the Executive MIP award metrics and compensation levels have been set for a fiscal year, performance of Apogee as a whole, a specific business unit, or of a combination thereof determines the amount payable as an annual cash incentive. An annual cash incentive is paid only when at least one of the annual financial performance thresholds has been met. Generally, if threshold performance level for all financial goals is achieved, 50% or less of the target award will be paid, if target performance level for all financial goals is achieved, 100% of the target award will be paid, and if maximum performance level for all financial goals is achieved, 200% of the target award will be paid. If threshold performance level for only one financial goal is achieved and threshold performance is not achieved for any of the other financial goals, less than 50% of the target award will be paid based on the weighting allocated to the financial performance goal achieved. For any performance between these levels, awards will be interpolated.

The entire annual cash incentive amount is based on the achievement of selected objective financial goals. This cash incentive program provides a direct link between the executive’s compensation and our annual performance and is designed to provide a competitive payout for appropriate levels of performance achievement, which is in line with our compensation philosophy and positioning. The Committee has the discretion to reduce payouts as appropriate. Annual cash incentive awards may be deferred in total or in part under our Deferred Incentive Compensation Plan described under the heading “Deferred Incentive Compensation Plan” on page 53.

Long-Term Equity Incentive Plan

Generally, we utilize two forms of equity instruments to deliver long-term equity incentive compensation each year. Beginning with fiscal 2010, we began utilizing time-based restricted stock and performance share unit awards as our long-term equity incentive compensation instruments. The Committee believes these two instruments will align the interests of our executive officers and shareholders. We believe time-based restricted stock and performance share unit awards encourage executive officers to focus on our financial performance, share price appreciation and the future of our Company in the long-term. In addition, we also believe they provide a stronger link to performance than stock options, promote long-term stock ownership and encourage retention. The mix of long-term incentive instruments is determined annually by the Committee based on the needs of our business (i.e., business strategy/objectives, corporate governance, retention, dilution requirements and other considerations) and the desire to align the interests of our executive officers and shareholders. The mix of long-term incentive compensation for our executive officers for fiscal 2010 was approximately 40% time-based restricted stock awards and 60% performance share units.

Restricted Stock. Generally at its meeting in April of each year, the Committee determines a fixed dollar value of the time-based restricted stock award for each executive as a percentage of base salary and based on achievement by the individual of his or her business objectives for the preceding fiscal year. Such restricted stock awards will generally vest in three equal annual installments commencing on the first anniversary date of the award. In the event of total disability or death prior to the end of the vesting period, the shares of time-based restricted stock will be distributed at the end of the vesting period to the participant, or in the event of death, to his or her estate. In addition, awards of time-based restricted stock may be made to executive officers upon initial hire or promotion and such restricted stock awards generally cliff vest over two or three years.

Performance Share Units. At the beginning of each fiscal year, a new, three-year performance period begins and the corporate financial performance goals for that period are determined by the Committee. Generally, at its meeting in April of each year, the Committee determines the fixed dollar value of performance share units that will be granted to each participating executive officer at the threshold, target and maximum performance award levels based on input from our Chief Executive Officer and consideration of individual performance, our performance, market data and trends, internal equity and executive potential. The fixed dollar value is determined as a percentage of base salary.

The performance share units represent the right to receive shares of our common stock at the end of the three-year performance period. Until issuance of the shares at the end of the three-year performance period, the participant has no voting rights but dividends or other distributions (whether cash, stock or otherwise) accrue during the three-year performance period and will be paid only on the shares earned at the end of the performance period when such shares are issued.

Because the performance period for the performance share unit awards is three years, the Committee believes that the awards will have a strong retention value and allow for the cyclicality of our businesses, particularly those businesses within our Architectural segment. If we perform better than the target level, more performance share units will vest. Likewise, if we perform below the target level, fewer or no performance share units will vest. Also, our performance share units will become more valuable if our stock price increases. In the event of retirement, early retirement, total disability or death prior to the end of the performance period, the performance share units earned based on the financial performance goals will be distributed at the end of the performance period to the participant, or in the event of death, to his or her estate.

Timing of Long-Term Equity Incentive Awards. The Committee makes the annual grant of long-term equity awards to the executives primarily at its regularly scheduled meeting held during the Company’s first quarter of each fiscal year, generally in mid to late April. This has been our practice for several years and the exact date of such meeting is generally established by the Committee more than a year in advance of the meeting. All such awards are based on the closing price of our common stock on the NASDAQ Global Select Market on the date of such Committee meeting. Awards of time-based restricted stock may be made to newly hired or promoted executive officers and other members of senior management at other Committee meetings held throughout the year.

Change-in-Control Coverage

We have entered into change-in-control severance agreements with our Named Executive Officers. The Committee believes that offering a change-in-control program provides executive officers a degree of security in the event of a corporate transaction and allows for better alignment of executive officer and shareholder interests. All of the severance agreements contain a “double trigger” for change-in-control benefits, which means that there must be both a change-in-control and a termination of employment for the provisions to apply. The Committee believes a “double trigger” is more equitable than a “single trigger” because it prevents unnecessary payments to Named Executive Officers in the event of a friendly (non-hostile) change-in-control in which the Named Executive Officer’s employment is not terminated and the Named Executive Officer continues to be employed without an adverse effect on his or her compensation, role, responsibilities or job location. The Committee does not consider specific amounts payable under these arrangements when establishing annual compensation. See “Change-in-Control Severance Agreements” on page 55 and “Estimated Benefits Upon Disability, Death or Following a Change-in-Control” on page 56 for more information on these arrangements.

Other Benefit Programs

Executive officers are eligible to participate in our current benefit plans listed below.

•

Health and Welfare Benefits — Executive officers receive the same health and welfare benefits as offered to all other full-time employees, with the exception that we offer enhanced long-term disability benefits to our executive officers.

•

401(k) Retirement Plan — Our 401(k) tax-qualified plan allows us to make annual discretionary contributions based on a percentage of an employee’s base earnings and years of service with our Company and to make matching contributions based on employee contributions to the plan. This plan is described under the heading “401(k) Retirement Plan” on page 52.

•

Employee Stock Purchase Plan — This plan allows participants to purchase shares of the Company’s common stock by contributing up to $500 per week, with the Company contributing an amount equal to 15% of each participant’s weekly contributions.

•

Deferred Incentive Compensation Plan — Our executive officers may also participate in a voluntary non-qualified deferred incentive compensation plan that allows participants to defer up to 100% of the amount that may be earned under the annual cash incentive plan to assist in saving for the future and retirement. This plan is described under the heading “Deferred Incentive Compensation Plan” on page 53.

•

Perquisites — The only perquisites we make available to our Named Executive Officers are reimbursement of financial and estate planning fees, payment of relocation expenses and enhanced long-term disability benefits.

•

Officers’ Supplemental Executive Retirement Plan (“SERP”) — We also provided a non-qualified defined benefit retirement compensation plan to certain executive officers. Our SERP was frozen in October 2008 and at that time only three current employees were participants. This plan is described under the heading “Officers’ Supplemental Executive Retirement Plan (“SERP”)” on page 51.

Section 162(m) Policy

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to any of our Named Executive Officers, excluding our Chief Financial Officer. Our Executive MIP was approved by shareholders in 2007 and includes specific performance criteria; therefore, annual incentive awards granted under our Executive MIP are deemed to meet the requirements of Section 162(m) and are not included in the $1,000,000 cap.

Our 1997 Omnibus Stock Incentive Plan, our Amended and Restated 2002 Omnibus Stock Incentive Plan, and our 2009 Stock Incentive Plan have been approved by our shareholders. Therefore, compensation attributable to awards of stock options, stock appreciation rights, performance shares and performance share unit awards and certain other awards granted under those plans may be excluded from the $1,000,000 cap under Section 162(m) as well. Additionally, cash compensation voluntarily deferred by our executive officers under our Deferred Incentive Compensation Plan and Legacy Partnership Plan is not subject to the Section 162(m) cap until the year paid. Compensation paid in fiscal 2010 subject to the Section 162(m) cap is not expected to exceed $1,000,000 for any of our Named Executive Officers. Therefore, the Committee believes that Apogee will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to its Named Executive Officers. However, the 2008 – 2010 Performance Shares, which vested on April 27, 2010, did not comply with Section 162(m) and compensation paid to our Named Executive Officers in fiscal 2011 may exceed the $1,000,000 cap under Section 162(m).

The Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of Apogee and our shareholders. The Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Apogee and our shareholders.

Stock Ownership Guidelines for Executive Officers

Our Board of Directors believes that our executive officers should have a significant equity interest in Apogee and established voluntary stock ownership guidelines for our executive officers in 2001. The guidelines encourage share ownership in an amount having a market value of a multiple of an executive officer’s annual base salary, to be achieved within five years of becoming an executive officer. For purposes of calculating stock ownership of our executive officers, we include issued but unearned Performance Shares, performance share units at target level, shares held pursuant to our Legacy Partnership Plan and shares of restricted stock and restricted stock units. We do not include unexercised stock options or SARs. The guideline is five times annual base salary for our Chief Executive Officer and President; three times annual base salary for our Executive Vice President, Chief Financial Officer and General Counsel; and two times annual base salary for our other executive officers. As of February 26, 2010, the last trading day of fiscal 2010, Messrs. Huffer, Porter and Johnson and Ms. Beithon had achieved their stock ownership guidelines, and Mr. Silvestri, who joined the Company in August 2007, was making progress to meet his stock ownership guidelines within five years of becoming an executive officer. The Committee reviews share ownership levels of our executive officers annually.

Fiscal 2010 Executive Compensation Decisions

Overview

The Committee anticipated fiscal 2010 would be a very challenging year for the Company due to the economic recession, high U.S. unemployment rate, and uncertainty in U.S. and foreign financial markets. The uncertainly in financial markets was negatively impacting the availability of financing for commercial construction projects, a key market for our Architectural segment. In addition, low U.S. consumer confidence was negatively impacting our Large Scale Optical segment markets. In establishing fiscal 2010 compensation, the Committee also considered the U.S. stimulus funding which was anticipated to result in growth in U.S. institutional construction projects. The Committee designed the fiscal 2010 executive compensation program to motivate and reward profitable operations, responsible cost control, maintenance or growth of market share during the economic downturn and strategies to position us for growth and profitability when our markets recover. As a result, the Committee took the compensation actions outlined below with respect to fiscal 2010 compensation.

Base Salary

•	Because of the challenging economic conditions and need to control costs, the Committee decided to freeze fiscal 2010 base salaries for our Named Executive Officers at fiscal 2009 levels.

Annual Cash Incentive Compensation

•

For our fiscal 2010 annual cash incentive compensation established pursuant to our Executive MIP, the Committee selected Apogee net sales and earnings per share from continuing operations as financial metrics for our Named Executive Officers at corporate and a combination of Apogee net sales and earnings per share from continuing operations and business unit net sales and earnings before taxes as financial metrics for our Named Executive Officer with business unit responsibility. The Committee believes these metrics measure successful execution and operational performance during the economic downturn.

•

The Committee selected Apogee and business unit net sales as financial performance metrics to motivate management to maintain or grow market share and increase sales from institutional projects to offset declines in other sectors of the U.S. commercial construction industry.

•	The Committee also placed a heavier weighting on Apogee earnings per share and business unit earnings before taxes metrics to promote responsible cost control and focus on shareholder return.

•

The Committee established lower threshold, target and maximum financial performance metrics for our fiscal 2010 annual cash incentive compensation compared to fiscal 2009, reflecting the cyclicality of our business and the severity of the U.S. general economic and commercial construction industry downturn. The Committee believed the lower financial performance metrics were aggressive but achievable.

•

The Committee also set the percentage payout levels for performance levels under our 2010 annual cash incentive compensation program. The payout for maximum performance was increased to 200% of target to motivate management to achieve maximum performance during challenging economic and market conditions. The percentage payout for threshold performance on the Apogee earnings per share from continuing operations and business unit earnings before taxes performance metrics were reduced to 30% of target to reflect the fiscal 2010 performance targets being lower than fiscal 2009 targets.

Long-term Equity Incentive Compensation

•

During fiscal 2010, we refined our methodology for calculating our market share growth metrics for internal reporting purposes based on newly available market data. This enables us to more accurately calculate market share growth. The Committee reviewed the newly available market data and refined methodology to calculate our market share growth and decided to refine the computation of market share growth for both our Architectural segment and Large-Scale Optical segment market share growth metrics for our fiscal 2008 – 2010 Performance Share awards.

Annual Performance Evaluations

Annually, the performance of each of our Named Executive Officers is evaluated based on subjective assessments of his or her executive leadership and achievement of agreed-upon individual business objectives for the just-completed year. For fiscal 2010, in addition to the financial objectives for annual cash incentives and performance share units, the individual business objectives for our Named Executive Officers were based on the following:

Name	Fiscal 2010 Individual Business Objectives
Russell Huffer	Operational and financial performance, strategy implementation, succession planning, and execution of our Company-wide enterprise resource planning implementation.

James S. Porter	Operational and financial performance, strategy development and implementation, succession planning, leadership development, and execution of our Company-wide enterprise resource planning implementation.

Gregory A. Silvestri	Operational and financial performance, safety, succession planning, leadership development, and strategy development and implementation at our Viracon, Inc. subsidiary.

Patricia A. Beithon	Strategy implementation, litigation management, and human resources and environmental compliance.

Gary R. Johnson	Enterprise risk management, safety, real estate portfolio management, tax strategy, and working capital and cash management.

The annual performance evaluations of our Named Executive Officers are subjective assessments of their executive leadership and achievement against their individual business objectives. The annual performance evaluation of our Chief Executive Officer is conducted by our Nominating and Corporate Governance Committee. All non-employee directors complete a performance evaluation form evaluating the performance of our Chief Executive Officer. The Chair of our Nominating and Corporate Governance Committee reviews the results of the annual performance evaluation of our Chief Executive Officer with members of our Nominating and Corporate Governance and Compensation Committees and our full Board. Our Chief Executive Officer conducts the annual performance evaluations of our other Named Executive Officers and reviews the results with members of the Committee. The subjective annual performance evaluations of our Named Executive Officers’ achievement against their individual business objectives for the just-completed fiscal year are important factors used by the Committee in determining the appropriate pay levels for our Named Executive Officers for the upcoming fiscal year, and in deciding whether to reduce the annual cash incentive award for the just-completed fiscal year. In addition, the annual performance evaluations of our Named Executive Officers’ achievement against their respective individual business objectives for the just-completed fiscal year are the primary criteria used by the Committee in making the time-based restricted stock component of the long-term equity incentive compensation.

Base Salaries

In April 2009, the Committee decided to freeze the base salaries of our Named Executive Officers at fiscal 2009 levels due to uncertain market and economic conditions. As a result, the base salaries for our Named Executive Officers during fiscal 2010 were as follows: Russell Huffer, $700,000; James S. Porter, $334,750; Gregory A. Silvestri, $350,200; Patricia A. Beithon, $277,070; and Gary R. Johnson, $192,679. As President of our Viracon, Inc. subsidiary, Mr. Silvestri took a one week unpaid furlough during fiscal 2010, like other management employees of that business unit. The fiscal 2010 base salaries of our Named Executive Officers averaged approximately the 38th percentile of comparable positions in the competitive market, ranging from the 30th to 40th percentile.

Fiscal 2010 Annual Cash Incentive

For fiscal 2010, the financial performance goals for the annual cash incentive pursuant to our Executive MIP for Messrs. Huffer, Porter, Johnson and Ms. Beithon were Apogee net sales and earnings per share from continuing operations weighted 33% and 67%, respectively. The performance levels for Apogee net sales were $671,800,000 at threshold, $771,162,000 at target and $842,700,000 at maximum. The performance levels for Apogee earnings per share from continuing operations were $0.65 at threshold, $0.94 at target and $1.10 at maximum.

As President of our Viracon, Inc. subsidiary, Mr. Silvestri’s financial performance goals for his fiscal 2010 annual cash incentive pursuant to our Executive MIP were a combination of Apogee net sales, Apogee earnings per share from continuing operations, Viracon net sales, and Viracon earnings before taxes weighted 20%, 30%, 20% and 30%, respectively. The Viracon net sales performance metric was based on achievement of the fiscal 2010 net sales goals, which were set at 72% of Viracon’s fiscal 2009 net sales for payout at threshold, 84% at target and 97% at maximum, and the Viracon earnings before taxes performance metric was based on achievement of Viracon’s fiscal 2010 earnings before taxes goals, which were set at 8% of Viracon’s fiscal 2009 earnings before taxes for payout at the threshold level, 47% at the target level and 74% at the maximum level. The Committee believes the fiscal 2010 Viracon net sales and earnings before taxes metrics were challenging and difficult to achieve based on the severity of the downturn in the U.S. commercial construction market and Viracon’s anticipated low capacity utilization. The table below sets forth certain information with respect to fiscal 2010 annual cash incentive compensation award payout ranges as a percentage of fiscal 2010 salary for our Named Executive Officers.

	Fiscal 2010 Annual Cash Incentive Compensation
Name	Payout Range as a Percentage of Salary (%)	Threshold Payout as a Percentage of Salary (%)(1)	Target Payout as a Percentage of Salary (%)(2)	Maximum Payout as a Percentage of Salary (%)(3)
Russell Huffer	0 – 150.00	12.37	75.00	150.00
James S. Porter	0 – 110.00	9.08	55.00	110.00
Gregory A. Silvestri	0 – 110.00	4.95	55.00	110.00
Patricia A. Beithon	0 – 75.00	6.19	37.50	75.00
Gary R. Johnson	0 – 50.00	4.13	25.00	50.00

(1)	Assumes threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals.
(2)	Assumes target performance level is achieved for all financial performance goals.
(3)	Assumes maximum performance level is achieved for all financial performance goals.

For fiscal 2010, Apogee achieved net sales of $696,703,000, approximately 90.3% of target, and earnings per share from continuing operations of $1.13, $0.03 over the maximum performance level. Our Viracon, Inc. subsidiary did not achieve threshold performance on either its net sales or earnings before taxes metrics. Information regarding the payout of the fiscal 2010 annual cash incentive awards pursuant to our Executive MIP is set forth below.

Fiscal 2010 Annual Incentive Cash Compensation Payouts

	Performance Metrics		Potential Payout		Actual Payout
Name	Metric	Weighting	Target Payout as a Percent of Salary	Target Payout Level	Percentage of Target	Payout Amount	Percent of Salary
Russell Huffer	Apogee Net Sales	33%	24.75%	$173,250	62.55%	$108,360	15.48%
	Apogee EPS from Cont. Ops.	67%	50.25%	$351,750	200.00%	$703,500	100.50%

		100%	75.00%	$525,000	154.64%	$811,860	115.98%
James S. Porter	Apogee Net Sales	33%	18.15%	$60,757	62.55%	$37,994	11.35%
	Apogee EPS from Cont. Ops.	67%	36.85%	$123,356	200.00%	$246,711	73.70%

		100%	55.00%	$184,113	154.64%	$284,705	85.05%
Gregory A. Silvestri	Apogee Net Sales	20%	11.00%	$38,522	62.55%	$24,094	6.88%
	Apogee EPS from Cont. Ops.	30%	16.50%	$57,783	200.00%	$115,566	33.00%

	Viracon Net Sales	20%	11.00%	$38,522	—	—	—
	Viracon EBT	30%	16.50%	$57,783	—	—	—

		100%	55.00%	$192,610	72.51%	$139,660	39.88%
Patricia A. Beithon	Apogee Net Sales	33%	12.37%	$34,273	62.55%	$21,445	7.74%
	Apogee EPS from Cont. Ops.	67%	25.13%	$69,628	200.00%	$139,228	50.25%

		100%	37.50%	$103,901	154.64%	$160,673	57.99%
Gary R. Johnson	Apogee Net Sales	33%	8.25%	$15,896	62.55%	$9,942	5.16%
	Apogee EPS from Cont. Ops.	67%	16.75%	$32,274	200.00%	$64,548	33.50%

		100%	25.00%	$48,170	154.64%	$74,490	38.66%

For fiscal 2010, total base salary and actual annual cash incentives for our Named Executive Officers generally were approximately between the 30th and 65th percentile, based on data provided by the Committee’s independent compensation consultant. The amounts of the fiscal 2010 annual cash incentive award payouts as determined by the Committee are also disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” on page 43.

Long-Term Incentives

The Committee’s intent is to deliver approximately 60% of long-term compensation to each of our Named Executive Officers in the form of performance share units. On April 28, 2009, as part of establishing fiscal 2010 compensation and considering the results of the fiscal 2009 annual performance evaluations of our Named Executive Officers and data on competitive levels of total direct compensation for comparable positions in the competitive market, based on data provided by the Committee’s independent compensation consultant, the Committee determined the fixed dollar value for the performance share units as a percentage of base salary at the threshold, target and maximum award levels for each of our Named Executive Officers for the performance share unit awards. Based on this analysis and review, the Committee awarded performance share units to our Named Executive Officers on April 28, 2009 as follows:

Name	Number of Performance Share Units Issued at Target Level (#)	Value of Performance Share Units Issued at Target Level ($)	Percentage of Fiscal 2010 Base Salary (%)	Right to Receive Additional Performance Share Units if Maximum Level of Performance is Achieved (#)
Russell Huffer	53,125	714,000	102	53,125
James S. Porter	17,933	241,020	72	17,933
Gregory A. Silvestri	18,761	252,148	72	18,761
Patricia A. Beithon	14,843	199,490	72	14,843
Gary R. Johnson	4,731	63,585	33	4,731

The Committee’s intent is to deliver approximately 40% of long-term compensation for each of our Named Executive Officers in the form of time-based restricted stock. The Committee begins its deliberations with a targeted fixed dollar value, as a percentage of salary, for the time-based restricted stock awards for each of our Named Executive Officers, which is based on competitive levels of total direct compensation for comparable positions in the competitive market, based on data provided by the Committee’s independent compensation consultant. The Committee determined a final fixed dollar value for each Named Executive Officer after considering our Board’s subjective evaluation of the performance of our Chief Executive Officer against his individual business objectives for fiscal 2009 and our Chief Executive Officer’s subjective assessment of the performance of each of our other Named Executive Officers against his or her individual business objectives for fiscal 2009. The assessment of the performance of each of our Named Executive Officers against his or her individual business objectives was an important factor considered by the Committee in deciding to increase or decrease the fixed dollar value of the time-based restricted stock award to each of our Named Executive Officers. The individual business objectives for fiscal 2009 for each of our Named Executive Officers were based on the following:

Name	Fiscal 2009 Individual Business Objectives
Russell Huffer	Strategy vision and implementation, succession planning, leadership development, execution of our Company-wide enterprise resource planning implementation, operational and process improvements at our Harmon, Inc. subsidiary, and integration of our Tubelite Inc. subsidiary, which we acquired in December, 2007.

James S. Porter	Strategy development and implementation, succession planning, leadership development, execution of our Company-wide enterprise resource planning implementation, and operational and process improvements at our Harmon, Inc. subsidiary.

Gregory A. Silvestri	Operational and financial performance, safety, succession planning, leadership development, and strategy development and implementation at our Viracon, Inc. subsidiary, and new product development for our Architectural segment.

Patricia A. Beithon	Strategy implementation, process improvement at our Harmon, Inc. subsidiary, litigation management, corporate governance, and integration of our Tubelite Inc. subsidiary, which we acquired in December 2007.

Gary R. Johnson	Enterprise risk management, safety, execution of our Company-wide enterprise resource planning implementation, management of our real estate portfolio, management of income tax positions and matters, evaluation and management of hedging strategies for our Architectural segment, and integration of our Tubelite Inc. subsidiary, which we acquired in December 2007.

On April 28, 2009, after reviewing the Board of Directors’ subjective assessment of our Chief Executive Officer’s performance and reviewing with the Chief Executive Officer his subjective assessment of the performance of our other Named Executive Officers, the Committee determined that each of our Named Executive Officers had substantially met his or her individual business objectives for fiscal 2009 and awarded our Named Executive Officers time-based restricted stock as follows:

Name	Time-Based Restricted Stock Awarded (#)	Percentage of Fiscal 2010 Salary (%)	Grant Price ($)
Russell Huffer	49,619	95	13.44
James S. Porter	12,434	50	13.44
Gregory A. Silvestri	12,632	48	13.44
Patricia A. Beithon	10,291	50	13.44
Gary R. Johnson	3,154	22	13.44

Total direct compensation for fiscal 2010 (base salary, actual annual cash incentives awarded on April 27, 2010 for fiscal 2010, and long-term incentives granted in fiscal 2010) was approximately at the 47th percentile, based on data provided by the Committee’s independent compensation consultant, ranging from 40% to 55% for our Named Executive Officers and long-term incentives granted in fiscal 2010 were at approximately the 40th percentile.

Fiscal 2008 - 2010 Performance Share Payouts

At the beginning of fiscal 2008, performance share awards having a three-year performance period from fiscal 2008 through fiscal 2010 were awarded. On the grant date, the participant received: (1) the number of shares of our common stock equal to the target number of performance shares (the “Issued Shares”), and (2) the right to receive an amount of additional shares of our common stock equal to the difference between the maximum number of performance shares and the target number of performance shares (the “Additional Shares” and, together with the Issued Shares, the “Performance Shares”). The Issued Shares are subject to forfeiture and certain other restrictions during the performance period. Upon issuance of the Issued Shares, the participant had, subject to certain restrictions, all the rights of a shareholder with respect to the Issued Shares (including voting rights and the right to receive any dividends or other distributions (whether cash, stock or otherwise) paid on the Issued Shares during the performance period), unless and until such Issued Shares are forfeited. The number of Issued Shares that may be retained and the number of Additional Shares, if any, that may be issued at the end of the performance period may vary from 0% to 200% of the Issued Shares, with the number dependent on meeting the corporate financial performance goals for such Performance Share award.

The predetermined corporate financial goals for the fiscal 2008 – 2010 Performance Share awards were average ROIC, cumulative EPS and market share growth, each weighted equally. Market share growth was based on Architectural segment growth and Large-Scale Optical segment value-added picture framing glass and acrylic growth, which are weighted 85% and 15%, respectively, of the market share growth metric. The target for Architectural segment growth at the end of the performance period was set at 5.0% above market growth (or 5.0% less than the market decline) in the U.S. commercial construction market for the performance period as reported in the McGraw Hill report, which is an industry report regarding growth in the construction industry, adjusted for the number of months by which our Architectural segment lags the general commercial construction industry. The Committee relies on the McGraw Hill report published just prior to the Committee meeting at which the payout is determined. The target for Large-Scale Optical segment value-added picture framing glass and acrylic growth was pre-set at a 30% increase in market share.

During fiscal 2010, we refined the methodology for calculating the market share growth used for internal reporting purposes to better reflect our ability to compute market share growth based on market data that was not previously available to us. In conjunction with that action and after reviewing the market data and calculation methodology, the Committee also refined the computation of the market share growth metrics for the fiscal 2008 – 2010 Performance Share awards to be consistent with the methodology we use to calculate market share growth for internal reporting purposes. At the beginning of the performance period for the fiscal 2008 – 2010 Performance Share awards, we calculated our Architectural segment’s market share performance by comparing the change in the segment’s revenue to the prior year’s non-residential construction market data published in McGraw Hill’s annual report, which resulted in a measurement against the market with a 14 month lag. However, after comparing our historical performance to monthly McGraw Hill data, which was not available to us at the beginning of the performance period, it was determined a more refined measurement using the data for the building types our Architectural segment serves, adjusted for an eight month lag, resulted in a more accurate computation of the market for our Architectural segment. After reviewing the analysis, the Committee decided to refine the calculation of the Architectural segment growth during the performance period using the monthly data from McGraw Hill for the building types our Architectural segment serves, adjusted for an eight month lag.

With respect to the Large-Scale Optical segment market growth metric, management refined its methodology for calculating the segment’s market share growth to be based on the segment’s sales relative to newly available market data on growth in the North American picture framing glass market. After reviewing this newly available market data and our refined methodology for calculating the segment’s market share for internal reporting purposes, the Committee decided to refine the calculation of the Large-Scale Optical segment’s market share growth during the performance period based on the segment’s sales of value-added picture framing glass and acrylic relative to the newly available data on growth in the North American picture framing glass market during such period.

The minimum, target and maximums for the fiscal 2008 – 2010 Performance Share awards are set forth below.

Fiscal 2008 - 2010 Performance Share Awards Payout Metrics

Performance Metric	Weight (%)	Minimum (50%)	Target (100%)	Maximum (200%)
Average ROIC	33-1/3	12.0%	13.0%	14.5%
Cumulative EPS	33-1/3	$4.36	$4.62	$4.90
Market Share Growth	33-1/3
Architectural Segment (85% of 33-1/3%)		0.0%	5.0%	9.0%
Large-Scale Optical Segment (15% of 33-1/3%)		25.0%	30.0%	35.0%

After completion of our fiscal 2010 audit, it was determined that the payout on the fiscal 2008 - 2010 Performance Share awards was at the 96.19% level based on an average ROIC of 9.9%; cumulative EPS of $4.63; market share growth of 17.2% for the Architectural segment and 30.0% for the Large-Scale Optical segment using the refined methodology for calculating market share growth discussed above. If the market share growth metrics for the Architectural segment and Large-Scale Optical segment had not been refined, the fiscal 2008 – 2010 Performance Share award would have paid out at the 34.52% level. Information regarding the 2008 - 2010 Performance Share payouts is set forth below.

Fiscal 2008 - 2010 Performance Share Payout Percentage

Performance Metric	Actual Performance	Percentage Earned	Weight	Percentage Payout
Average ROIC	9.90%	0.00%	33-1/3%	—
Cumulative EPS	$4.63	103.57%	33-1/3%	34.52%
Market Share Growth
Architectural Segment (85% of 33-1/3%)	17.20%	200.00%	28-1/3%	56.67%
Large-Scale Optical Segment (15% of 33-1/3%)	30.00%	100.00%	5%	5.00%

Total				96.19%

Fiscal 2008 - 2010 Performance Share Payout

Name	Target Level of Shares (#)	Shares Forfeited (#)	Total Performance Share Payout (#)(1)	Market Value of Total Performance Share Payout (#)(2)
Russell Huffer	27,491	1,047	26,444	358,316
James S. Porter	10,076	384	9,692	131,327
Gregory A. Silvestri	—	—	—	—
Patricia A. Beithon	8,340	318	8,022	108,698
Gary R. Johnson	2,923	111	2,812	38,103

(1)	Equals the share amount in the “Target Level of Shares” column less the amount in the “Shares Forfeited” column.
(2)

Market value of the total performance share payout is calculated by multiplying the closing price ($13.55) of our common stock on the NASDAQ Global Select Market on April 27, 2010, the date the Committee approved the final award.

Summary Compensation Table

The following table sets forth the total compensation for services in all capacities for fiscal 2010, 2009 and 2008 awarded to our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
Russell Huffer	2010	700,000	—	1,380,879	(8)	—	811,860	828,674	70,580	3,791,993
Chairman,	2009	693,266	—	699,991	(9)	1,233,513	205,240	671,461	80,419	3,583,890
President and Chief Executive Officer	2008	658,269	—	665,008	(10)	1,158,783	748,125	388,146	93,035	3,711,366
James S. Porter	2010	334,750	—	408,133	(8)	—	284,705	—	28,962	1,056,550
Chief Financial Officer	2009	332,875	—	251,070	(9)	153,515	65,410	—	37,782	840,652
	2008	320,231	—	243,738	(10)	160,875	227,500	—	35,369	987,713
Gregory A. Silvestri	2010	343,465	—	421,922	(8)	—	139,660	—	20,107	925,154
Executive Vice President and President of Viracon, Inc.	2009	349,546	—	262,642	(9)	160,604	68,429	—	12,155	853,376
	2008	176,539	75,000	100,003	( [1] 1)	—	128,925	—	87,704	568,171
Patricia A. Beithon	2010	277,070	—	337,801	(8)	—	160,673	62,821	32,187	870,552
General Counsel and Corporate Secretary	2009	275,208	—	207,804	(9)	129,416	40,618	72,707	39,201	764,954
	2008	267,250	—	201,745	(10)	170,884	151,313	51,318	42,131	884,641
Gary R. Johnson	2010	192,679	—	105,975	(8)	—	74,480	7,171	16,673	396,988
Vice President and Treasurer	2009	183,245	—	73,169	(9)	27,965	17,873	7,110	25,099	334,461
	2008	175,600	—	70,707	(10)	28,232	79,538	2,432	26,280	382,789

(1)

Our Named Executive Officers did not receive any increase in salary during fiscal 2010. Our annual merit increases in salary are generally effective in May, the third month of our fiscal year. For Messrs. Huffer and Porter and Ms. Beithon, the timing of the fiscal 2009 merit increases accounts for the increase in salary reported for fiscal 2010. During fiscal 2009, Mr. Johnson received a merit increase effective in May 2009 and a mid-year salary increase.

(2)	The amount shown in this column for fiscal 2008 for Mr. Silvestri is a cash signing bonus paid in connection with his joining the Company in August 2007.
(3)

The amounts shown in this column represent the grant date fair values of the time-based restricted stock and performance share unit awards made in fiscal 2010, the Performance Share awards made in fiscal 2009, and the Performance Share awards for Messrs. Huffer, Porter and Johnson and Ms. Beithon and a time-based restricted stock award for Mr. Silvestri made in fiscal 2008 in accordance with FASB ASC Topic 718, based on the closing share price of our common stock on the date of grant. See Note 12, (Share-Based Compensation) to our fiscal 2010 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010. The fiscal 2009 and fiscal 2008 award values were recalculated from amounts shown in prior proxy statements to reflect their grant date values, as required by SEC rules effective for 2010.

(4)

The amounts shown in this column represent the grant date fair values of SARs granted and “reload” options issued upon exercise of options with a reload feature during fiscal 2009 and 2008. In accordance with FASB ASC Topic 718, the grant date fair values for these awards have been determined using the Black-Scholes method and based on the assumptions set forth in Note 12 (Share-Based Compensation) to our fiscal 2010 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010, except that the assumption related to forfeiture is not included in the calculations for these purposes.

(5)

The amounts in this column represent the annual cash incentive awards to our Named Executive Officers pursuant to our Executive MIP for fiscal 2010 and our Executive MIP or individual annual cash incentive plans for fiscal 2009 and 2008. Our Executive MIP is discussed under the heading “Executive MIP” on page 32, and the awards made thereunder are discussed under the heading “Fiscal 2010 Annual Cash Incentive” on page 38 and “Grants of Plan-Based Awards” on page 45.

(6)

This column reflects the change in present value of benefits under our SERP and “above-market” earnings on amounts deferred pursuant to our Deferred Incentive Compensation Plan. The amounts shown in the table for Mr. Huffer include an $814,169 increase in present value of benefits under our SERP and $14,505 in “above-market” earnings on amounts in our Deferred Incentive Compensation Plan for fiscal 2010, $661,129 and $10,322, respectively, for fiscal 2009, and $384,602 and $3,544, respectively, for fiscal 2008. The amounts shown in the table for Ms. Beithon include a $61,250 increase in present value of benefits under our SERP and $1,571 in “above-market” earnings on amounts in our Deferred Incentive Compensation Plan for fiscal 2010 and only the increase in present value of benefits under our SERP for fiscal 2009 and fiscal 2008. The amounts shown in the table for Mr. Johnson include only “above-market” earnings on amounts deferred pursuant to our Deferred Incentive Compensation Plan.

(7)	The following table shows each component of the “All Other Compensation” column for each of our Named Executive Officers for fiscal 2010.

All Other Compensation Table

Name	Perquisites ($)		Insurance Premiums ($)(a)	Company Contributions to Defined Contribution Plans ($)(b)	Dividends or Earnings on Stock Awards ($)(c)	Total All Other Compensation ($)
Russell Huffer	2,000	(d)	1,013	21,688	45,879	70,580
James S. Porter	—		1,013	14,300	13,649	28,962
Gregory A. Silvestri	—		997	10,452	8,658	20,107
Patricia A. Beithon	—		936	17,173	14,078	32,187
Gary R. Johnson	—		651	11,692	4,330	16,673

( a )	This column reports the annual long-term disability insurance premiums for enhanced long-term disability insurance for our Named Executive Officers.

( b )

This column reports the amounts set aside or accrued by the Company during fiscal 2010 under our 401(k) retirement plan as an annual retirement plan contribution and as matching contributions on our Named Executive Officers’ contributions to such plan, and under our employee stock purchase plan as a 15% matching contribution on our Named Executive Officers’ contributions to such plan. Such contribution amounts are set forth in the table below. Our Named Executive Officers are eligible to participate in our 401(k) retirement plan and employee stock purchase plan on the same basis as all eligible employees.

Name	401(k) Retirement Plan Annual Retirement Contribution ($)	401(k) Retirement Plan Matching Contributions ($)	Employee Stock Purchase Plan 15% Matching Contribution ($)
Russell Huffer	12,250	5,538	3,900
James S. Porter	9,800	2,940	1,560
Gregory A. Silvestri	7,350	3,102	—
Patricia A. Beithon	9,800	4,253	3,120
Gary R. Johnson	7,707	3,790	195

( c )

This column represents dividends paid on unvested restricted stock, unvested Pool B Shares issued under our Legacy Partnership Plan and unearned Performance Shares issued at target level (a practice we eliminated with awards of Performance Shares or performance share units made after fiscal 2009). For each Named Executive Officer, the dividends paid on unearned Performance Shares, unvested shares of restricted stock and unvested Pool B Shares during fiscal 2010, are listed below.

Name	Dividends Paid On
	Performance Shares ($)	Restricted Stock ($)	Pool B Shares ($)
Russell Huffer	19,532	16,176	10,171
James S. Porter	7,076	4,054	2,519
Gregory A. Silvestri	3,966	4,692	—
Patricia A. Beithon	5,857	3,355	4,866
Gary R. Johnson	2,058	1,028	1,244

( d )	Reimbursement of financial and estate planning fees.

(8)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2010 - 2012 performance share unit awards as follows: Mr. Huffer, $714,000; Mr. Porter, $241,020; Mr. Silvestri, $252,148; Ms. Beithon, $199,490; and Mr. Johnson, $63,585. The grant date fair market value of the maximum potential payout amounts for the performance share unit awards were as follows: Mr. Huffer, $1,428,000; Mr. Porter, $482,039; Mr. Silvestri, $504,296; Ms. Beithon, $398,980; and Mr. Johnson, $127,169. Further information regarding the fiscal 2010 awards is included in the “Fiscal 2010 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2010 Fiscal Year-End” tables on pages 46 and 47, respectively.

(9)

The amounts shown represent the grant date fair market value of the target payout amounts for the Fiscal 2009 – 2011 Performance Share awards. The grant date fair market value of the maximum potential payout amounts for the Performance Share awards were as follows: Mr. Huffer, $1,399,982; Mr. Porter, $502,140; Mr. Silvestri, $525,285; Ms. Beithon, $415,608; and Mr. Johnson, $146,337.

(10)

The amounts include the grant date fair market value of the target payout amounts for the fiscal 2008 – 2010 Performance Share awards for Mr. Huffer, Mr. Porter, Ms. Beithon, and Mr. Johnson. The grant date fair market value of the maximum potential payout amounts for the Performance Share awards were as follows: Mr. Huffer, $1,330,015; Mr. Porter, $487,477; Ms. Beithon, $403,489; and Mr. Johnson, $141,415.

(1 1 )	The amount includes the grant date fair market value of a time-based restricted stock award.

Grants of Plan-Based Awards

The following table sets forth information concerning estimated possible payouts under our Executive MIP for fiscal 2010, estimated future payouts of performance share unit awards, and time-based restricted stock awards made to our Named Executive Officers during fiscal 2010. Each of the equity awards listed in the following table was made under our Amended and Restated 2002 Omnibus Stock Incentive Plan.

Fiscal 2010 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	—	86,660	525,000	1,050,000	—	—	—	—	—
	4/28/2009	—	—	—	26,563	53,125	106,250	—	714,000
	4/28/2009	—	—	—	—	—	—	49,619	668,879
James S. Porter	—	30,395	184,113	368,225	—	—	—	—	—
	4/28/2009	—	—	—	8,967	17,933	35,866	—	241,020
	4/28/2009	—	—	—	—	—	—	12,434	167,113
Gregory A. Silvestri	—	17,335	192,610	385,220	—	—	—	—	—
	4/28/2009	—	—	—	9,381	18,761	37,522	—	252,148
	4/28/2009	—	—	—	—	—	—	12,632	169,774
Patricia A. Beithon	—	17,151	103,901	207,803	—	—	—	—	—
	4/28/2009	—	—	—	7,422	14,843	29,686	—	199,490
	4/28/2009	—	—	—	—	—	—	10,291	138,311
Gary R. Johnson	—	7,958	48,170	96,340	—	—	—	—	—
	4/28/2009	—	—	—	2,366	4,731	9,462	—	63,585
	4/28/2009	—	—	—	—	—	—	3,154	42,390

(1)

These columns show the range of possible payouts under the annual cash incentive awards granted on April 28, 2009 based on fiscal 2010 performance, which were accrued for during fiscal 2010. Payout levels were based on results achieved against financial performance metrics for fiscal 2010. Amounts shown in the “Threshold” column assume threshold performance level is achieved for only the financial performance goal with the lowest weighting and is not achieved for any other financial performance goals. Amounts shown in the “Target” and “Maximum” columns assume target and maximum performance levels, respectively, are achieved for all financial performance goals. Final award determinations and payments were made during fiscal 2011. The annual cash incentive awards for all our Named Executive Officers were made pursuant to our Executive MIP described under the heading “Executive MIP” on page 32. The annual cash incentive award payment for fiscal 2010 was made at between the target and maximum payout level as described under the heading “Fiscal 2010 Annual Cash Incentive” on page 38 and is shown in the “Summary Compensation Table” on page 43 in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

These columns show the threshold, target and maximum level of shares to be earned under our performance share unit award program for the three-year performance period beginning on the first day of fiscal 2010 and ending on the last day of fiscal 2012. The level of shares to be earned is based upon Apogee’s average return on invested capital, cumulative earnings per share and market share growth. Dividends or other distributions (whether cash, stock or otherwise) with respect to the performance share units will accrue during the three-year performance period and will be paid only on shares earned at the end of the performance period when such shares are issued. The performance share unit award program is described under the heading “Performance Share Units” on page 33.

(3)

These time-based restricted stock awards were awarded on April 28, 2009 based on performance during fiscal 2009. The shares of restricted stock vest in equal annual installments on the first three anniversaries of the grant date. Dividends or other distributions (whether cash, stock or otherwise) with respect to the shares of restricted stock will be paid during the vesting period. Our time-based restricted stock program is described under “Restricted Stock” on page 33.

(4)

The fair value of the performance share unit awards and time-based restricted stock awards is calculated by multiplying the number of performance share units at target level or shares of restricted stock, as applicable, by $13.44, the closing price of our common stock on the NASDAQ Global Select Market on April 28, 2009, the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards held by our Named Executive Officers as of February 27, 2010, the last day of fiscal 2010.

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Russell Huffer	4/10/2002	(4)	8,010	—	12.8400	4/10/2012	—		—	—		—
	4/14/2004	(4)	8,640	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	71,186	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	81,753	—	15.7700	4/25/2016	—		—	—		—
	4/16/2007	(6)	54,159	—	24.0600	6/18/2012	—		—	—		—
	5/01/2007	(5)	50,803	25,401	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	27,019	54,036	21.5900	4/29/2018	—		—	—		—
	4/30/2008	(6)	26,725	—	22.3100	4/10/2013	—		—	—		—
	4/30/2008	(6)	52,599	—	22.3100	4/14/2014	—		—	—		—
	—		—	—	—	—	—		—	27,491	(7)	392,846
	—		—	—	—	—	—		—	32,422	(8)	463,310
	—		—	—	—	—	—		—	53,125	(9)	759,156
	—		—	—	—	—	49,619	(10)	709,056	—		—
	—		—	—	—	—	31,200	(11)	445,848	—		—
James S. Porter	4/11/2001	(4)	6,000	—	8.6000	4/11/2011	—		—	—		—
	4/10/2002	(4)	6,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	4,500	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	6,600	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	5,101	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	19,378	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	12,039	6,019	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	6,763	13,526	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	10,076	(7)	143,986
	—		—	—	—	—	—		—	11,629	(8)	166,178
	—		—	—	—	—	—		—	17,933	(9)	256,263
	—		—	—	—	—	12,434	(10)	177,682	—		—
	—		—	—	—	—	7,728	(11)	110,433	—		—

	Option Awards						Stock Awards
Name	Option Grant Date		Number of Securities Under- lying Unexer- cised Options (#) Exercisable	Number of Securities Under- lying Unexer- cised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory A. Silvestri	4/29/2008	(5)	7,076	14,150	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	12,165	(8)	173,838
	—		—	—	—	—	—		—	18,761	(9)	268,095
	—		—	—	—	—	12,632	(10)	180,511	—		—
Patricia A. Beithon	4/10/2002	(4)	19,447	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	9,916	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	22,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	17,411	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	16,939	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	9,964	4,982	24.1900	5/01/2017	—		—	—		—
	7/02/2007	(6)	3,176	—	28.7400	4/10/2013	—		—	—		—
	7/02/2007	(6)	389	—	28.7400	6/18/2012	—		—	—		—
	4/29/2008	(5)	5,702	11,402	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	8,340	(7)	119,179
	—		—	—	—	—	—		—	9,625	(8)	137,541
	—		—	—	—	—	—		—	14,843	(9)	212,106
	—		—	—	—	—	10,291	(10)	147,058	—		—
	—		—	—	—	—	14,927	(11)	213,307	—		—
Gary R. Johnson	4/10/2002	(4)	4,000	—	12.8400	4/10/2012	—		—	—		—
	4/10/2003	(4)	3,000	—	9.1500	4/10/2013	—		—	—		—
	4/14/2004	(4)	4,000	—	11.8600	4/14/2014	—		—	—		—
	4/13/2005	(5)	3,996	—	14.1000	4/13/2015	—		—	—		—
	4/25/2006	(5)	3,605	—	15.7700	4/25/2016	—		—	—		—
	5/01/2007	(5)	2,113	1,056	24.1900	5/01/2017	—		—	—		—
	4/29/2008	(5)	1,232	2,464	21.5900	4/29/2018	—		—	—		—
	—		—	—	—	—	—		—	2,923	(7)	41,770
	—		—	—	—	—	—		—	3,389	(8)	48,429
	—		—	—	—	—	—		—	4,731	(9)	67,606
	—		—	—	—	—	3,154	(10)	45,071	—		—
	—		—	—	—	—	3,815	(11)	54,516	—		—

(1)	The exercise price for all stock option and stock appreciation right (“SAR”) grants is 100% of the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.
(2)

The market value is calculated by multiplying the closing price of $14.29 of our common stock on the NASDAQ Global Select Market on February 26, 2010, the last trading day of fiscal 2010, by the number of shares of restricted stock that had not vested or the number of unearned Performance Share and performance share unit awards as of February 27, 2010, the last day of fiscal 2010.

(3)

Includes Performance Share awards and performance share unit awards with three-year performance periods until payout. At the beginning of each performance period, the threshold, target and maximum award levels are set and in the case of Performance Share awards, the target level Performance Shares is granted. Our Performance Share program is described under the heading “Fiscal 2008 – 2010 Performance Share Payouts” on page 41, and our performance share program is described under the heading “Performance Share Units” on page 33.

(4)	Represents stock option awards that vest in equal, annual installments on the first four anniversaries of the date of grant and have 10-year terms.
(5)

Represents SARs that vest in equal annual installments on the first three anniversaries of the date of grant and have 10-year terms. Upon exercise of a SAR, the holder will receive the number of shares of our common stock with a total value equivalent to the difference between the exercise price of the SAR and the fair market value of our common stock on the date of exercise. In the event of a total disability or death, all outstanding SARs will become immediately exercisable for a period of 12 months following the date of total disability or death.

(6)

Represents “reload” options granted on the dates set forth in the “Option Grant Date” column upon exercise of an option with a reload feature. Under the terms of certain stock option grants originally made in 2002, 2003 and 2004, if the option exercise price was paid by surrendering shares of our stock owned by the option holder for at least six months prior to the exercise, the option holder was granted a number of “reload” options equal to the number of shares surrendered, but having an exercise price equal to the fair market price at the time of the exercise of the original options. To the extent the option holder also surrendered previously owned shares to pay the income taxes due on the exercise, additional “reload” options were granted on those surrendered shares. The original stock option grants permitted a holder to exercise and reload one time. The “reload” options vest six months after the date of grant, expire on the same date as the original option grant and do not have a reload feature. Ms. Beithon is our only Named Executive Officer who holds options with a reload feature, all of which will expire on April 14, 2014.

(7)

Represents Performance Share awards made on May 1, 2007 for the three-year performance period beginning on the first day of fiscal 2008 and ending on the last day of fiscal 2010, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers. The number of shares in this column is equal to the target number of Performance Shares, as the three-year performance period is anticipated to be approximately at the threshold performance level.

For each of our Named Executive Officers, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2008 - 2010	27,491	13,746	27,491	54,982
James S. Porter	Fiscal 2008 - 2010	10,076	5,038	10,076	20,152
Gregory A. Silvestri	N/A	N/A	N/A	N/A	N/A
Patricia A. Beithon	Fiscal 2008 - 2010	8,340	4,170	8,340	16,680
Gary R. Johnson	Fiscal 2008 - 2010	2,923	1,462	2,923	5,846

The Performance Share awards for the fiscal 2008 – 2010 performance period were paid out at the 96.19% level on April 27, 2010. Information regarding the Performance Share payouts in fiscal 2010 is provided under the heading “Fiscal 2008 – 2010 Performance Share Payouts” on page 41. In accordance with SEC regulations, the Performance Share awards for the fiscal 2008 – 2010 performance period are included in the table because such awards were not deemed earned and vested until April 27, 2010, which is after the last day of fiscal 2010.

(8)

Represents Performance Share awards made on April 29, 2008 for the three-year performance period beginning on the first day of fiscal 2009 and ending on the last day of fiscal 2011, which will only be earned if the predetermined goals for the performance period are met. On the grant date, the number of shares of our common stock equal to the target number of shares were issued to our Named Executive Officers. The number of shares in this column is equal to the target number of Performance Shares; however, the three-year performance period is anticipated to be between the threshold and target performance level.

For each of our Named Executive Officers, the number of Performance Shares issued and the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Number of Performance Shares Issued (#)	Estimated Future Payouts Based on Performance Level
			Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2009 - 2011	32,422	16,211	32,422	64,844
James S. Porter	Fiscal 2009 - 2011	11,629	5,815	11,629	23,258
Gregory A. Silvestri	Fiscal 2009 - 2011	12,165	6,083	12,165	24,330
Patricia A. Beithon	Fiscal 2009 - 2011	9,625	4,813	9,625	19,250
Gary R. Johnson	Fiscal 2009 - 2011	3,389	1,695	3,389	6,778

(9)

Represents performance share unit awards made on April 28, 2009 for the three-year performance period beginning on the first day of fiscal 2010 and ending on the last day of fiscal 2012, which will only be earned if the predetermined goals for the performance period are met. The number of shares in this column is equal to the target number of performance share units; however, the three-year performance period is anticipated to be at or below threshold.

For each of our Named Executive Officers, the number of shares of our common stock that may be earned as a payout based on threshold, target and maximum performance levels during the three-year performance period is set forth below.

Name	Performance Period	Estimated Future Payouts Based on Performance Level
		Threshold (#)	Target (#)	Maximum (#)
Russell Huffer	Fiscal 2010 - 2012	26,563	53,125	106,250
James S. Porter	Fiscal 2010 - 2012	8,967	17,933	35,866
Gregory A. Silvestri	Fiscal 2010 - 2012	9,381	18,761	37,522
Patricia A. Beithon	Fiscal 2010 - 2012	7,422	14,843	29,686
Gary R. Johnson	Fiscal 2010 - 2012	2,366	4,731	9,462

(10)	Includes unvested time-based restricted stock awards awarded on April 28, 2009, which vest in equal annual installments through 2012.
(11)

Includes unvested Pool B Shares under our Legacy Partnership Plan for fiscal years 2001 through 2005, which vest in annual installments through 2015. Pool B Shares for each fiscal year period vest in equal, annual installments over the applicable vesting period. The Legacy Partnership Plan was eliminated from our compensation program beginning in fiscal 2006. Our Legacy Partnership Plan is described under the heading “Legacy Partnership Plan” on page 53.

Option Exercises and Stock Vested

The following table sets forth information on stock option award exercises and restricted stock awards vested during fiscal 2010 for each of our Named Executive Officers.

Fiscal 2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Russell Huffer	11,273	51,292	58,606	(3)	783,706
James S. Porter	18,776	132,464	19,953	(3)	267,200
Gregory A. Silvestri	—	—	3,520	(4)	49,069
Patricia A. Beithon	10,000	75,800	19,953	(3)	266,124
Gary R. Johnson	10,750	81,272	6,329	(3)	84,644

(1)	The value realized is the difference between the exercise price per share and the closing price of our common stock on the NASDAQ Global Select Market on the date of exercise.
(2)

The value realized is determined by multiplying the number of Performance Shares for the fiscal 2007 through 2009 performance period and Pool B Shares issued pursuant to our Legacy Partnership Plan for fiscal years 1999 through 2005 that became vested during fiscal 2010 by the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, $13.44 on April 28, 2009 and $12.99 on May 1, 2009, respectively, or in the case of Mr. Silvestri, by multiplying the number of shares of restricted stock that became vested during fiscal 2010 by $13.94, the closing price of our common stock on the NASDAQ Global Select Market on the vesting date, August 13, 2009.

(3)

Includes fiscal 2007 – 2009 Performance Share awards and shares of Pool B Shares issued pursuant to our Legacy Partnership Plan (which was eliminated from our compensation program beginning in fiscal 2006) which became vested and were distributed during fiscal 2010. The Pool B Shares represent compensation earned by our Named Executive Officers for fiscal years 1999 through 2005. The fiscal 2008 – 2010 Performance Share awards that were paid out on April 27, 2010 are not included in the table since such shares were not considered vested until April 27, 2010, which is after the last day of fiscal 2010.

(4)	Includes 3,520 shares of restricted stock which became vested and were distributed during fiscal 2010.

Retirement Plan Compensation

Officers’ Supplemental Executive Retirement Plan (“SERP”)

Our Officers’ Supplemental Executive Retirement Plan (“SERP”) is a non-qualified, defined benefit retirement plan that covers a select group of senior management. Only three current employees participate in our SERP: Mr. Huffer, Ms. Beithon and one other member of senior management at one of our subsidiaries. In October 2008, we amended our SERP to provide that no more benefits will accrue to participants after December 31, 2008.

Benefits under our SERP are based on the participant’s highest average compensation for the five highest consecutive, completed calendar years of annual compensation during the last 10 years of employment. If a participant has less than five consecutive, completed calendar years of service, the benefits will be based on final average compensation. For purposes of calculating SERP benefits, compensation is divided into two categories: basis compensation and bonus compensation. Basis compensation is the participant’s base salary. Bonus compensation is the participant’s annual cash incentive compensation but does not include Performance Share, restricted stock, SAR or stock option awards, or Pool B Shares or deferred compensation (when received). In order to be eligible for payments under our SERP, a participant must be at least 55 years old when his or her employment with Apogee terminates.

Benefits under our SERP are calculated as an annuity equal to 2% of the participant’s average monthly basis compensation multiplied by the participant’s years of service to Apogee, plus 4% of the participant’s average monthly bonus compensation multiplied by the participant’s years of service to Apogee, offset by benefits to be received under social security, our 401(k) retirement plan and our other defined contribution pension plans from contributions made by us. The maximum number of years of service that will be credited to any participant is 20 years. Benefits payable are generally a single life annuity unless the participant has made an election to receive a joint and survivor annuity or 10-year term certain and life annuity (both of which would be a reduced monthly benefit).

Under our SERP, the normal retirement age is 65, or, if later, the last day of the calendar month that includes the fifth annual anniversary of the date the participant first became a participant in our SERP. If a participant retires from or terminates his or her employment with Apogee on or after age 55, and if such participant elects to receive benefits prior to normal retirement age, the participant’s monthly benefit will be reduced five-ninths of one percent for each of the first 60 months and five-eighteenths of one percent for each of the next 60 months by which the annuity starting date precedes the calendar month in which the participant would attain normal retirement age. The participant has the ability to change the time and form of payment of benefits earned and vested as of December 31, 2004, subject to the plan’s rules. A participant must make a one-time election regarding the commencement of the benefit earned or vested on or after December 31, 2004. If the participant is a specified employee, the payment of benefits earned or vested after December 31, 2004 shall be suspended until a date that is six months after the date of the participant’s termination of employment. As soon as administratively feasible after the six-month period, the participant shall receive all payments the participant would have been entitled to receive during the six-month period had the participant not been a specified employee. A lump-sum payment is not available. Both Mr. Huffer and Ms. Beithon are eligible for early retirement under our SERP.

All unpaid benefits to a participant under our SERP will be forfeited upon determination by the Compensation Committee that a participant has (i) engaged in felonious or fraudulent conduct resulting in harm to us; (ii) made an unauthorized disclosure to a competitor of any of our material confidential information, trade information or trade secrets; (iii) provided us with materially false reports concerning his or her business interests or employment; (iv) made materially false representations in connection with furnishing information to shareholders, accountants, a stock exchange, the SEC or other public or private regulatory body; (v) maintained an undisclosed, unauthorized and material conflict of interest in the discharge of duties owed by the participant to us; (vi) engaged in conduct causing a serious violation of state or federal laws by us; (vii) engaged in the theft of our assets or funds; (viii) been convicted of any crime which directly or indirectly arose out of his or her employment relationship with us or materially affected his or her ability to discharge the duties of his or her employment with us; or (ix) engaged during his or her employment with us or within two years after termination of employment in any employment or self-employment with one of our competitors.

Fiscal 2010 Pension Benefits Table

The following table shows the present value of accumulated benefits under our SERP as of February 27, 2010, the measurement date used in preparing our fiscal 2010 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010, years of service credit and payments during fiscal 2010 for each of our Named Executive Officers who participate in our SERP.

Fiscal 2010 Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Russell Huffer	SERP	20	4,351,095	—
Patricia A. Beithon	SERP	9	288,648	—

(1)	Messrs. Porter, Silvestri and Johnson are not participants in our SERP.
(2)

The present value of accumulated benefits is based on the assumptions used in determining our SERP benefit obligations and net periodic benefit cost for financial reporting purposes, except that no pre-retirement mortality assumption is used for these calculations. A complete description of the accounting policies and assumptions we used to calculate the present value of accumulated benefits can be found under Note 10 (Employee Benefit Plans – Officers’ Supplemental Executive Retirement Plan (SERP), Obligations and Funded Status of Defined Benefit Pension Plans and Additional Information) to our fiscal 2010 Audited Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

401(k) Retirement Plan

We provide our tax-qualified 401(k) retirement plan to substantially all of our U.S.-based, non-union employees and union employees at two of our manufacturing facilities who are scheduled to work more than 1,000 hours in a plan year. The plan includes a discretionary retirement contribution by the Company for all eligible U.S.-based, non-union employees which is based on a percentage of an employee’s base earnings and years of service with the Company and for all eligible union employees according to the terms of union contracts. For purposes of the plan, base earnings for our Named Executive Officers and other executive officers and members of senior management exclude annual cash incentives, long-term incentives and reimbursement of expenses. In addition to the retirement contribution, a participating employee may elect to contribute up to 60% of eligible earnings on a pre-tax basis into his or her 401(k) retirement plan account. We make a matching contribution for all of our eligible U.S.-based, non-union employees equal to 30% of the first 6% of the eligible compensation that the employee contributes to the plan and matching contributions are made by the Company for union employees according to the terms of union contracts. Our employees are fully vested in their own contributions and become fully vested in our matching contributions after three years of vesting service.

Non-Qualified Deferred Compensation

Deferred Incentive Compensation Plan

Our Deferred Incentive Compensation Plan is a non-qualified deferred compensation plan for a select group of management or highly compensated employees of Apogee and its subsidiaries. Approximately 130 of our employees were eligible to participate in our Deferred Incentive Compensation Plan for fiscal 2010. Prior to the beginning of each fiscal year, participants may elect to defer up to 100% of the amount that may be earned under their annual cash incentive compensation plan. There is no maximum dollar limit on the amount that may be deferred each year. The deferred cash amounts earn interest at an applicable interest rate that is determined as of the beginning of each fiscal year and is compounded quarterly on the last day of each fiscal quarter. For amounts deferred for plan years beginning on or after January 1, 2010, the applicable interest rate, which is not considered to be an “above-market” interest rate, will be the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years. For amounts deferred for plan years beginning prior to January 1, 2010, the applicable interest rate, which is considered to be an “above-market” interest rate, is the greater of the following rates: (1) the sum of one and one-half percent (1-1/2%) plus the monthly average yield for the last calendar month of the prior fiscal year on U.S. Treasury securities adjusted to a constant maturity of 10 years; or (2) one-half of the rate of Apogee’s after-tax return on beginning shareholders’ equity for the prior fiscal year. Our Deferred Incentive Compensation Plan is an unfunded obligation of Apogee, and participants are unsecured creditors of Apogee. Distributions are in either a lump sum or installments based upon the participant’s election when they first begin participating in the plan.

Legacy Partnership Plan

Our Amended and Restated 1987 Partnership Plan (the “Legacy Partnership Plan”) was eliminated from our compensation program beginning in fiscal 2006; however, shares of restricted stock issued pursuant to this plan in prior fiscal years will continue to vest through 2015. Prior to fiscal 2006, the long-term incentive component of compensation for our executive officers and other members of senior management was in the form of shares of restricted stock under our Legacy Partnership Plan. Participants were given the opportunity to defer up to 50% of their annual cash incentive compensation under the plan. The deferred amount was invested in shares of our common stock (“Pool A Shares”), which are held in trust during the period of deferral. The purchase price for the Pool A Shares was the lesser of (a) the fair market value per share at the date of the participant’s election to defer, and (b) the fair market value per share at the date the participant’s incentive compensation award was approved by the Committee. We matched 100% of a participant’s deferred amount in the form of restricted stock (“Pool B Shares”). All Pool A Shares, which generally were deferred for at least five years, have been distributed to our Named Executive Officers who were participants in our Legacy Partnership Plan. Pool B Shares (our match) for a fiscal period were issued as restricted stock and vest in equal, annual installments over the applicable vesting period. The Pool B Shares held by our Named Executive Officers will vest in annual installments through 2015. The Pool B Shares issued pursuant to our Legacy Partnership Plan are eligible to receive all declared dividends. Dividends on Pool B Shares are paid directly to the participant. In the event of total disability or death, all unvested Pool B Shares will vest immediately and be distributed to the participant or, in the event of death, to his or her estate.

Non-Qualified Deferred Compensation Table

The table below provides information on our Named Executive Officers’ compensation during fiscal 2010 under our non-qualified deferred compensation plans, including our Legacy Partnership Plan and Deferred Incentive Compensation Plan.

Fiscal 2010 Non-Qualified Deferred Compensation

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last Fiscal Year End ($)
Russell Huffer	Legacy Partnership Plan	—	—	—		—		—
	Deferred Incentive Compensation Plan	—	—	14,505	(1)	—		318,366	(2)
James S. Porter	Legacy Partnership Plan	—	—	—		—		—
	Deferred Incentive Compensation Plan	—	—	—		—		—
Gregory A. Silvestri	Legacy Partnership Plan	—	—	—		—		—
	Deferred Incentive Compensation Plan	—	—	—		—		—
Patricia A. Beithon	Legacy Partnership Plan	—	—	—		—		—
	Deferred Incentive Compensation Plan	—	—	1,571	(1)	—		34,481	(2)
Gary R. Johnson	Legacy Partnership Plan	—	—	895	(3)	39,783	(4)	—
	Deferred Incentive Compensation Plan	—	—	7,171	(1)	—		150,222	(2)

(1)

Pursuant to SEC rules, all earnings on non-qualified deferred compensation during fiscal 2010 in excess of 4.23%, 120% of the applicable federal rate compounded annually, have been deemed “above-market earnings.” During fiscal 2010, the interest paid on amounts deferred pursuant to our Deferred Incentive Compensation Plan was 8.97%. These amounts are reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 43. The material terms of our Deferred Incentive Compensation Plan are summarized under the heading “Deferred Incentive Compensation Plan” on page 53.

(2)

These amounts are not reported in the “Summary Compensation Table” on page 43; however, this component was reported in the “Summary Compensation Table” in prior years’ proxy statements in the years earned provided the individual was a Named Executive Officer in such years.

(3)	Represents dividends paid during fiscal 2010 on Pool A Shares held pursuant to our Legacy Partnership Plan. These amounts are not reported in the “Summary Compensation Table” on page 43.
(4)

The market value of the distribution of Pool A Shares is calculated by multiplying the number of Pool A Shares distributed by the closing price ($14.29) of our common stock on the NASDAQ Global Select Market on February 26, 2010, the last trading day prior to the February 27, 2010 distribution.

Potential Payments Upon Termination or Following a Change-in-Control

Payments Made Upon Termination

Our Named Executive Officers are not covered under any employment agreements, employment arrangements or general severance plans. Except as discussed under “Estimated Benefits Upon Disability, Death or Following a Change-in-Control” on page 56, if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be owed to him or her, other than what the officer has accrued and is vested in under our benefit plans discussed above in this proxy statement, including under the heading “Retirement Plan Compensation” on page 51. Any severance benefits payable to our Named Executive Officers for a termination for reasons not triggered by a change-in-control would be determined by the Compensation Committee at its discretion.

Except in connection with a change-in-control of Apogee, a voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding equity awards.

Payments Made Upon Disability

Under the terms of the Apogee Enterprises, Inc. Short-Term and enhanced Long-Term Disability Plans, each of our Named Executive Officers is eligible for a disability benefit that is equal to 100% of his or her monthly base salary during the first three months of disability and 60% of his or her monthly base salary up to a maximum of $15,000 per month thereafter. The definition of disability is the same as that used for the disability plan covering all employees. After 24 months of disability, under our enhanced Long-Term Disability Plan, an employee will continue to be considered disabled if he or she is unable to perform the duties of his or her regular occupation. This compares to our basic Long-Term Disability Plan, which requires an employee to be unable to perform the duties of any gainful occupation. The disability benefit would be reduced by any benefits payable as social security disability or under worker’s compensation. Payments continue until the participant dies, ceases to be disabled or reaches his or her normal retirement age.

If the employment of any of our Named Executive Officers is terminated due to disability, the terms of our Performance Share, performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards. In addition, any unvested Pool B Shares under our Legacy Partnership Plan immediately vest upon termination of employment due to disability.

Payments Made Upon Death

The terms of our Performance Share, performance share unit, SAR, stock option and restricted stock agreements provide for the immediate vesting of such awards in the event of the Named Executive Officer’s death. In addition, any unvested Pool B Shares under our Legacy Partnership Plan immediately vest upon the death of the Named Executive Officer.

Change-in-Control Severance Agreements

We entered into change-in-control severance agreements with Messrs. Huffer, Porter and Johnson and Ms. Beithon in January 2008, and with Mr. Silvestri in May 2008. The agreements continue through December 31 of each year and provide that they are to be automatically extended in one-year increments unless we give prior notice of termination. The Committee reviews these severance agreements annually and decides whether to give notice to terminate the agreements or to allow the agreements to automatically renew for another one-year term. These agreements are “double trigger” agreements and provide that, in the event of a change-in-control, each Named Executive Officer would have specific rights and receive specified benefits if he or she is terminated “without cause” (as defined in the agreements) or the Named Executive Officer voluntarily terminates his or her employment for “good reason” (as defined in the agreements) within two years after the change-in-control. In these circumstances, Messrs. Huffer, Porter and Silvestri and Ms. Beithon will each receive a severance payment equal to the sum of: (a) an amount equal to his or her Target Bonus (as described below) prorated for the number of months he or she was employed by the Company during the fiscal year in which his or her employment is terminated and (b) two times the sum of his or her annual base salary and Target Bonus (as described below). Mr. Johnson will receive a severance payment equal to the sum of: (a) an amount equal to his Target Bonus (as described below) prorated for the number of months he was employed by the Company during the fiscal year in which his employment is terminated and (b) his annual salary plus his Target Bonus (as described below). “Target Bonus” is defined in the agreements to be the bonus the Named Executive Officer earned with respect to the fiscal year of the Company preceding his or her termination of employment or his or her target bonus for the fiscal year in which his or her employment is terminated, whichever is greater.

The change-in-control severance agreements provide that options granted under our Amended and Restated 1997 Omnibus Stock Incentive Plan; options, SARs, and other restricted stock awarded under our Amended and Restated 2002 Omnibus Stock Incentive Plan; and unvested Pool B Shares under our Legacy Partnership Plan will immediately vest upon a change-in-control. The terms of the performance share agreement provide that in the event of a change-in-control (as defined in the agreement), our Named Executive Officers are entitled to retain a pro-rata portion of performance share awards at the target payout level based on the amount of time elapsed between the beginning of the performance period and the date of the change-in-control. The terms of the performance share unit agreement provide that in the event of a change-in-control (as defined in the agreement), prior to the end of a performance period, the performance period is deemed to end on the date of the change-in-control and our Named Executive Officers are entitled to retain units, to the extent earned, as adjusted for the truncated performance period.

Estimated Benefits Upon Disability, Death or Following a Change-in-Control

The table below shows potential payments to our Named Executive Officers upon termination in connection with disability, death and a change-in-control of the Company. The amounts shown assume that termination of employment was effective as of February 26, 2010, the last trading day of fiscal 2010, and are estimates of the amounts that would be paid to the executives upon termination in addition to the base salary and bonus earned by our Named Executive Officers for fiscal 2010. The actual amounts to be paid can only be determined at the actual time of a Named Executive Officer’s termination of employment.

Name	Type of Payment	Payments Upon Disability ($)		Payments Upon Death ($)		Payments Upon Involuntary or Good Reason Termination After a Change-In-Control Occurs ($)
Russell Huffer	Severance Payment	—		—		2,975,000	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	701,710	(3)
	Performance Share Units	—	(2)	—	(2)	1,098,187	(4)
	Stock Options and SARs	—		—		—
	Restricted Stock	1,154,904	(5)	1,154,904	(5)	1,154,904	(5)
	Disability Payments	309,999	(6)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	1,464,903		1,154,904		5,929,800

James S. Porter	Severance Payment	—		—		1,221,838	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	254,762	(3)
	Performance Share Units	—	(2)	—	(2)	370,697	(4)
	Stock Options and SARs	—		—		—
	Restricted Stock	288,115	(5)	288,115	(5)	288,115	(5)
	Disability Payments	218,688	(6)	—		—
	Excise Tax Gross-Up Payment	—		—		769,796

	Total	506,803		288,115		2,905,208

Gregory A. Silvestri	Severance Payment	—		—		1,278,230	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	115,892	(3)
	Performance Share Units	—	(2)	—	(2)	387,816	(4)
	Stock Options and SARs	—		—		—
	Restricted Stock	180,511	(5)	180,511	(5)	180,511	(5)
	Disability Payments	222,549	(6)	—		—
	Excise Tax Gross-Up Payment	—		—		801,356

	Total	403,060		180,511		2,763,805

Patricia A. Beithon	Severance Payment	—		—		865,844	(1)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	210,863	(3)
	Performance Share Units	—	(2)	—	(2)	306,821	(4)
	Stock Options and SARs	—		—		—
	Restricted Stock	360,365	(5)	360,365	(5)	360,365	(5)
	Disability Payments	193,944	(6)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	554,309		360,365		1,743,893

Gary R. Johnson	Severance Payment	—		—		289,019	(7)
	Acceleration of Vesting
	Performance Shares	—	(2)	—	(2)	74,051	(3)
	Performance Share Units	—	(2)	—	(2)	97,786	(4)
	Stock Options and SARs	—		—		—
	Restricted Stock	99,587	(5)	99,587	(5)	99,587	(5)
	Disability Payments	134,877	(6)	—		—
	Excise Tax Gross-Up Payment	—		—		—

	Total	234,464		99,587		560,443

(1)

Equals the sum of (a) his or her fiscal 2010 annual cash incentive award at target level of performance, (b) two times his or her annual base salary as of February 27, 2010, and (c) two times his or her fiscal 2010 annual cash incentive award.

(2)

In the event employment is terminated due to disability or death prior to the end of the performance period for Performance Shares and performance share units, our Named Executive Officer, or his or her estate, will be entitled to retain and receive the Performance Shares and performance share units at the end of the performance period, to the extent earned.

(3)

This amount represents the payout of a pro-rated portion of the outstanding Performance Share awards at the target payout level based upon a change-in-control on February 26, 2010 and the closing price ($14.29) of our common stock on the NASDAQ Global Select Market on February 26, 2010, the last trading day of fiscal 2010.

(4)	This amount represents the payout of performance share units assuming the performance period ended on the date of the change-in-control, as adjusted for the truncated performance period.
(5)

Includes unvested Pool B Shares under our Legacy Partnership Plan and restricted stock grants (excluding Performance Share and performance share unit awards), which would vest upon termination following an assumed disability, death or change-in-control on February 26, 2010. The amount in this table represents such aggregate number of shares multiplied by the closing price ($14.29) of our common stock on the NASDAQ Global Select Market on February 26, 2010, the last trading day of fiscal 2010.

(6)

This amount represents the annual disability payments during the first year of disability. Annual disability payments after the first year of disability would be as follows: for Mr. Huffer, $180,000; for Mr. Porter, $180,000; for Mr. Silvestri, $180,000; for Ms. Beithon, $166,236 and for Mr. Johnson, $115,608.

(7)	Equals the sum of (a) his actual fiscal 2010 annual cash incentive award, (b) his annual base salary as of February 26, 2010, and (c) his actual fiscal 2010 annual cash incentive award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

We have established written policies and procedures (the “Related Person Transaction Policy”) to assist us in reviewing transactions in excess of $120,000 involving the Company and its subsidiaries and Related Persons (as defined below) (“Related Person Transactions”). The Related Person Transaction Policy supplements our Code of Business Ethics and Conduct Conflict of Interest Policy (the “Conflict of Interest Policy”), which applies to all of our employees and directors.

For purposes of our Related Person Transaction Policy, a Related Person includes the Company’s directors, director nominees and executive officers, beneficial owners of 5% or more of the Company stock and their respective Immediate Family Members (as defined in our Related Person Transaction Policy).

Our Conflict of Interest Policy requires our employees and our directors to report to our General Counsel any potential conflict of interest situations involving an employee or director or their Immediate Family Members. The Policy requires our Chief Executive Officer, Chief Financial Officer and General Counsel to promptly report any Related Person Transaction of which they become aware to the Chair of our Nominating and Corporate Governance Committee, which is our Board committee responsible for reviewing and approving, ratifying or rejecting Related Person Transactions. In approving, ratifying or rejecting a Related Person Transaction, our Nominating and Corporate Governance Committee will consider such information as it deems important to determine if the Related Person Transaction is fair to the Company.

Certain Relationship and Transaction with Director

Since 2003, James L. Martineau’s daughter-in-law has been employed by one of our subsidiaries in a field sales capacity. Mr. Martineau has served as a director since 1973. Ms. Martineau is compensated pursuant to the same compensation plan for other field sales employees at this subsidiary. In fiscal 2010, Ms. Martineau received a base salary of $30,000 and sales commissions of $122,580. For fiscal 2011, Ms. Martineau will receive a base salary of $30,000 and is eligible to receive sales commissions. Our Nominating and Corporate Governance Committee reviewed the terms of Ms. Martineau’s employment with our subsidiary and determined that the employment arrangement is fair to the Company.

AUDIT COMMITTEE REPORT AND

PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee oversees our financial reporting process (including our system of financial controls and internal and external auditing procedures) on behalf of our Board, oversees our program to ensure compliance with legal and regulatory requirements and ethical business practices, and assesses and establishes policies and procedures to manage our financial reporting risk. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

Our financial statements for the fiscal year ended February 27, 2010 were audited by Deloitte & Touche LLP, independent registered public accountants.

The Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required by the Statement on Auditing Standards No. 61, as amended, as adopted by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received from our independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10–K for the fiscal year ended February 27, 2010, for filing with the SEC.

Audit Committee of the Board of Directors of Apogee

Robert J. Marzec, Chair	Richard V. Reynolds
Sara L. Hays	David E. Weiss
John T. Manning

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We incurred the fees shown in the following table for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for fiscal 2010 and 2009.

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$964,000	$1,092,000
Audit-Related Fees(2)	24,000	24,000
Tax Fees(3)	316,000	363,000
All Other Fees	—	—

Total	$1,304,000	$1,479,000

(1)

Audit fees consisted of audit work performed in preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings for fiscal 2010 and 2009.

(2)	Audit-related fees include fees for audits of our employee benefit plans during fiscal 2010 and 2009.
(3)

Tax fees for fiscal 2010 and 2009 consisted of $8,000 and $62,000, respectively, for U.S. tax return review, and $308,000 and $301,000, respectively, primarily for a research and development tax credit study in both years.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to require pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. As permitted by regulations of the SEC, the Audit Committee delegated the authority to pre-approve services provided by our independent registered public accounting firm to the Chair of the Audit Committee, who reports any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

All of the services provided by our independent registered public accounting firm in fiscal 2010 and 2009, including services related to the audit-related fees, tax fees and all other fees described on page 58, were approved by the Audit Committee under its pre-approval policy.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 26, 2011, subject to a satisfactory performance evaluation of the fiscal 2010 audit. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2003. Deloitte & Touche LLP reports to the Audit Committee of our Board of Directors.

While it is not required to do so, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending February 26, 2011 to our shareholders for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its appointment.

A representative of Deloitte & Touche LLP will be present at our 2010 Annual Meeting of Shareholders and will be afforded the opportunity to make a statement and respond to questions.

The Audit Committee of the Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 26, 2011. Proxies will be voted FOR the proposal unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Any shareholder wishing to have a proposal considered for inclusion in our proxy statement for the 2011 Annual Meeting of Shareholders must submit the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders in accordance with all applicable rules and regulations of the SEC no later than January 11, 2011.

Under our Amended and Restated Bylaws, a shareholder proposal not included in our proxy statement for the 2011 Annual Meeting of Shareholders is untimely and may not be presented in any manner at the 2011 Annual Meeting of Shareholders unless the shareholder wishing to make the proposal follows the notice procedures set forth in our Amended and Restated Bylaws, including delivering notice of the proposal in writing to our Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders, no later than February 23, 2011.

ANNUAL REPORT TO SHAREHOLDERS

We have sent to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access via the Internet our 2010 proxy statement and our Annual Report to Shareholders for the fiscal year ended February 27, 2010, which includes a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended February 27, 2010. Shareholders who received a paper copy of our 2010 proxy statement were also sent a copy of our Annual Report to Shareholders for the fiscal year ended February 27, 2010. Shareholders who wish to obtain additional copies of our Annual Report on Form 10-K may do so without charge by contacting us through one of the following methods:

Internet:	www.apog.com
Email:	IR@apog.com
Telephone:	(877) 752-3432
Facsimile:	(952) 487-7565
Mail:	Investor Relations
Apogee Enterprises, Inc.
7900 Xerxes Avenue South, Suite 1800
Minneapolis, Minnesota 55431-1159

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Notice of Internet Availability of Proxy Materials or proxy statement and Annual Report to Shareholders for the fiscal year ended February 27, 2010 to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Apogee notices, proxy statements and annual reports, delivering single copies of such documents to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Notice or proxy statement and annual report, or if you are receiving multiple copies of documents and wish to receive only one, please notify your broker. We will promptly deliver upon written or oral request a separate copy of our Notice, proxy statement and/or Annual Report to Shareholders for the fiscal year ended February 27, 2010 to a shareholder at a shared address to which a single copy of any such document was delivered. For copies of these documents, shareholders should write to our Investor Relations department at the address listed above, or call (877) 752-3432.

OTHER MATTERS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors,

Patricia A. Beithon General Counsel and Corporate Secretary

Dated: May 10, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

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Annual Meeting of Shareholders

APOGEE ENTERPRISES, INC.

June 23, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RUSSELL HUFFER, JAMES S. PORTER and PATRICIA A. BEITHON as Proxies, each with the power to appoint his or her substitute, and hereby authorizes any one of them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Apogee Enterprises, Inc. (“Apogee”) held of record by the undersigned on May 4, 2010, at the Annual Meeting of Shareholders of Apogee to be held on June 23, 2010, or any adjournment thereof, and hereby revokes all former Proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

If you are a participant in the Apogee Employee Stock Purchase Plan, this card directs Mellon Investor Services LLC, as the Plan Administrator, to authorize Broadridge Financial Solutions, Inc. as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Proxy Agent cannot vote the shares unless it receives timely direction from you.

If you are a participant in the Apogee 401(k) Retirement Plan, this card directs State Street Bank and Trust Company, as Trustee for the Plan, to vote, as designated on the reverse, all of the shares of Apogee Common Stock held of record in the Plan account. The Trustee will vote, with regard to the Plan, shares of Apogee Common Stock for which it has not received direction in the same proportion as directed shares are voted, unless contrary to ERISA or unless contrary to applicable law.

Continued and to be signed on reverse side

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

APOGEE ENTERPRISES, INC. ATTN: MARY ANN JACKSON 7900 XERXES AVENUE SOUTH, STE. 1800 MINNEAPOLIS, MN 55431-1159

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                  KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01) JEROME L. DAVIS 02) RICHARD V. REYNOLDS
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 26, 2011.						☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 23, 2010

Meeting Information
	Meeting Type:	Annual Meeting
APOGEE ENTERPRISES, INC.	For holders as of:	May 04, 2010
	Date: June 23, 2010	Time: 9:00 AM CDT
Location: Wausau Window and Wall Systems
7800 International Drive
Wausau, WI 54401

APOGEE ENTERPRISES, INC. ATTN: MARY ANN JACKSON 7900 XERXES AVENUE SOUTH, STE. 1800 MINNEAPOLIS, MN 55431-1159	You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000068307_1     R2.09.05.010

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

  1. Annual Report             2. Notice & Proxy Statement

  How to View Online:

  Have the information that is printed in the box marked by the arrow gXXXX XXXX XXXX (located on the following page)

and visit: www.proxyvote.com.

  How to Request and Receive a PAPER or E-MAIL Copy:

  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                                 1) BY INTERNET:         www.proxyvote.com

                                 2) BY TELEPHONE:     1-800-579-1639

                                 3) BY E-MAIL*:              sendmaterial@proxyvote.com

  *     If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g XXXX XXXX XXXX (located on the following page) in the subject line.

  Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 09, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

  Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

  Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX available and follow the instructions.

  Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000068307_2    R2.09.05.010

Voting Items
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
Nominees:
01) JEROME L. DAVIS 02) RICHARD V. REYNOLDS

The Board of Directors recommends you vote FOR the following proposal(s):

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 26, 2011.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting.

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